As filed with the Securities and Exchange Commission on March 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Psyence Biomedical Ltd.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Richmond Street West

Penthouse Suite 1300

Toronto, Ontario M5H 2K1

Telephone: + 1 (416) 346-7764

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue

Newark, Delaware 19711

(302) 738-6680

(Name, address, and telephone number for agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ari Edelman

Edelman Legal Advisory PLLC

400 Rella Boulevard, Suite 165

Suffern, New York 10901

(845) 533-3435

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On January 24, 2025, Psyence Biomedical Ltd. (“we,” “us,” “our,” or the “Company”), filed a Registration Statement on Form F-1with the Securities and Exchange Commission, or the SEC, (Registration No. 333-284444) (the “January 2025 F-1”), to register for resale by the selling shareholders identified in the prospectus contained therein an aggregate of up to 380,000 Common Shares, of which 0 remains unsold, and 2,695,000 Common Shares underlying warrants, of which 2,075,000 remain unsold. On December 20, 2024, the Company filed a Registration Statement on Form F-1 (Registration No. 333-283980) (the “December 2024 F-1”), which registered 10,882,355 Common Shares, of which 10,882,355 remain unsold. The December 2024 F-1 was declared effective on December 31, 2024. The Company also filed a Registration Statement on Form F-1 on October 2, 2024 (Registration No. 333-282468) (the “First October 2024 F-1”), which registered 145,333 Common Shares, including 6,666 Common Shares underlying warrants, of which 6,666 remain unsold. The First October 2025 F-1 was declared effective on October 10, 2024. The Company also filed a Registration Statement on Form F-1 on October 30, 2024 (Registration No. 333-282904) (the “Second October 2024 F-1”), which registered 1,398,951 Common Shares, of which 298,951 remain unsold, which was declared effective on November 6, 2024. The Company also filed a Registration Statement on Form F-1 on August 19, 2024 (Registration No. 333-281644) (the “August 2024 F-1”), which registered 674,334 Common Shares, of which 2,667 remain unsold, which was declared effective on August 28, 2024. The Company also filed a Registration Statement on Form F-1 on May 10, 2024 (Registration No. 333-276973) (the “May 2024 F-1”)), which registered 299,946 Common Shares, 7,600 warrants, and 174,266 Common Shares underlying warrants, of which, 5,947 Common Shares, 7,600 Warrants and 165,466 Common Shares underlying warrants remain unsold, and which was declared effective on May 14, 2024. In addition, the Company filed a Registration Statement on Form F-4 on November 13, 2023 (File No. 333-273553) (as thereafter amended and/or supplemented from time to time, the “F-4 Registration Statement” and together with the May 2024 F-1, January 2025 F-1, the December 2024 F-1, the first October 2024 F-1, the Second October 2024 F-1, and the August 2024 F-1 the “Prior Registration Statements” and such securities registered thereunder, the “Registered Securities”) of which 61,893 Common Shares remain unsold.

Effective November 26, 2024, the Company implemented a 75-to-1 share consolidation (reverse stock split) of its Common Shares, which was approved by the Company’s shareholders and its board of directors. The Common Shares presented herein are on a post-consolidated, or post-reverse split basis, unless otherwise indicated.

This Registration Statement on Form F-3 (this “Amendment” or this “registration statement”), which is a new registration statement, is being filed by the Company to convert the previously filed Registration Statements into a single registration statement on Form F-3, pursuant to Rule 429 under the Securities Act, and therefor constitutes as post-effective to each of the prior Registration Statements, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act. This registration statement contains a combined prospectus that incorporates and updates the information from the Prior Registration Statements. This registration statement also acts a primary registration statement and contains two prospectuses: (i) a base prospectus that covers the offering, issuance and sale by us of up to $75,000,000 in the aggregate of common shares, preferred shares, debt securities, warrants, and/or units, in each case from time to time in one or more offerings, and (ii) a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $2,591,260 of our Common Shares that may be issued and sold under a sales agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent. In addition, this registration statement, of which this prospectus forms a part, relates to the potential offer and resale from time to time of an aggregate of 311,374 Common Shares by the Selling Securityholders.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2025

PRELIMINARY PROSPECTUS

Psyence Biomedical Ltd.

Up to $75,000,000 of Common Shares, Preferred Shares, Debt Securities, Warrants, Rights and Units

and

11,563,187 Common Shares
2,247,132 Common Shares Underlying Warrants

7,600 Warrants

This prospectus relates to the offer and sale, from time to time, of up to 13,810,319 of our common shares, no par value (“Common Shares”), of Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada (“Psyence,” the “Company,” “we,” “us,” or “our”), by the selling securityholders named in this prospectus (each a “Selling Securityholder”), and up to 7,600 warrants to purchase Common Shares at an exercise price of $862.50 per Common Share. The offer and sale of 13,810,319 of the Common Shares, including 2,247,132 Common Shares underlying warrants, were previously registered pursuant to our registration statements on Form F-1 (File Nos. 333-276973, 333-281644, 333-282468, 333-282904, 333-283980, and 333-284444), which were declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 14, 2024, August 28, 2024, October 10, 2024, November 6, 2024, December 31, 2024, and January 30, 2025, respectively (the “F-1 Registration Statements”) and F-4 (File No. 333-273553) which was declared effective by the SEC on November 13, 2023 (the “F-4 Registration Statement, and together with the F-1 Registration Statement, the “Prior Registration Statements”). Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus updates the Prior Registration Statements and includes the Common Shares, Warrants and Common Shares underlying warrants previously registered and unsold by us (such securities, the “Registered Securities”) pursuant to such Prior Registration Statements.

This Registration Statement on Form F-3 (this “registration statement”) also acts a primary registration statement and contains two prospectuses: (i) a base prospectus that covers the offering, issuance and sale by us of up to $75,000,000 in the aggregate of our common shares, no par value (the “Common Shares”), preferred shares, debt securities, warrants, and/or units, in each case from time to time in one or more offerings, and (ii) a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $2,591,260 of our Common Shares that may be issued and sold under a sales agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent. In addition, this registration statement, of which this prospectus forms a part, relates to the potential offer and resale from time to time of an aggregate of 311,374 Common Shares by the Selling Securityholders.

On November 26, 2024, we effected a 75-to-1 reverse stock split. All Common Share amounts presented herein have been adjusted on a post-split basis unless otherwise indicated.

The Common Shares underlying existing warrants relate to Series A Warrants, Series B Warrants, Pre-Funded Warrants, Placement Agent Warrants, and other commitments, with varying exercise prices and expiration terms. The Series A Warrants and Series B Warrants have an exercise price of $2.00 per Warrant Share and expire five years and two years from the date of issuance, respectively. The Placement Agent Warrants have an exercise price of $2.50 per Warrant Share and expire five years from issuance. The Pre-Funded Warrants have an exercise price of $0.00001 per Warrant Share and do not expire. Each Warrant may be exercised on a cash or cashless basis, subject to beneficial ownership limitations.

Sales of the Common Shares being offered by this prospectus could depress the market price of our Common Shares and could impair our ability to raise capital through the sale of additional equity securities.

The aggregate market value of the voting and non-voting Common Shares held by non-affiliates, or our public float, as of March 4, 2025, is $7,773,780 based on 4,527,128 issued and outstanding Common Shares, of which 3,848,406 were held by non-affiliates as of such date, at a price of $2.02 per Common Share on January 3, 2025, which was the highest closing sale price of our Common Shares on the Nasdaq Capital Market within 60 days of the filing date of this registration statement. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75.0 million.

The Selling Securityholders may sell or otherwise dispose of the Common Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Securityholders may sell or otherwise dispose of the Common Shares being registered pursuant to this prospectus. Each of the Selling Securityholders may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We will not receive any proceeds from the resale of the securities by the Selling Securityholders, though we may receive up to $147,152,500 upon the exercise of the warrants.

The Selling Securityholders will pay all brokerage fees and commissions and similar expenses attributable to the sales of Common Shares. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the Common Shares offered hereby, including legal and accounting fees. See “Plan of Distribution.”

We may add, update or change information contained in this prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision. Our Common Shares trade on the Nasdaq Capital Market under the symbol “PBM,” and certain of our warrants (the “Public Warrants”) trade on the Nasdaq Capital Market under the symbol “PBMWW.” On February 28, 2025, the Nasdaq official closing price of our Common Shares was $1.24 per share and the Nasdaq official closing price of our Public Warrants was $0.0211 per Public Warrant.

We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our securities, see “Risk Factors” beginning on page 25 of this prospectus and the risk factors contained in any document incorporated by reference in this prospectus and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                , 2025

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, the company’s expectations concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company as set forth in this prospectus.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the ability of Psyence Biomedical to realize the benefits expected from the Business Combination and to maintain the listing of the Common Shares or the Warrants on Nasdaq;

●	volatility in the price of the securities of the Company due to a variety of factors, including the issuance and sale of Common Shares pursuant to the White Lion Purchase Agreement, changes in the competitive and highly regulated industries in which the Company operates, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the Company’s capital structure;

●	Psyence Biomedical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	factors relating to the business, operations and financial performance of the Company, including, but not limited to:

●	the Company’s ability to achieve successful clinical results;

●	the Company currently has no products approved for commercial sale;

●	the Company’s ability to obtain regulatory approval for its product candidates, and any related restrictions or limitations of any approved products;

●	the Company’s ability to obtain licensing of third-party intellectual property rights for future discovery and development of the Company’s product candidates;

●	the Company’s ability to commercialize product candidates and achieve market acceptance of such product candidates;

●	the Company’s success is dependent on product candidates which it licenses from third parties;

●	the Company’s success is dependent on the supply of materials necessary to perform its clinical trials; and

●	the ability to respond to general economic conditions;

●	the Company has incurred significant losses since inception, and it expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

●	the Company requires substantial additional capital to finance its operations, and if it is unable to raise such capital when needed or on acceptable terms, it may be forced to delay, reduce, and/or eliminate one or more of its development programs or future commercialization efforts;

●	the Company’s ability to develop and maintain effective internal controls;

●	assumptions regarding interest rates and inflation;

●	competition and competitive pressures from other companies worldwide in the industries in which the Company operates; and

●	litigation and the ability to adequately protect the Company’s intellectual property rights.

The foregoing list of factors is not exhaustive. Forward-looking statements are not guarantees of future performance. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Reports on Form 20-F, Current Reports on Form 6-K and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements in this document represent the views of the Company as of the date of this document. Subsequent events and developments may cause that view to change. Readers are cautioned not to put undue reliance on forward-looking statements, and all forward-looking statements in this document are qualified by these cautionary statements. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations. The inclusion of any statement in this document does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the SEC using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. In addition, this prospectus is a combined prospectus pursuant to Rule 429 under the Securities Act, which relates to:

1.	The January 2025 F-1 (File No. 333-284444): Registered 380,000 Common Shares, of which 0 remain unsold, and 2,695,000 Common Shares underlying warrants, of which 2,490,000 remain unsold. Declared effective January 30, 2025.

2.	The December 2024 F-1 (File No. 333-283980): Registered 10,882,355 Common Shares, of which 10,882,355 remain unsold, declared effective on December 31, 2024.

3.	The First October 2024 F-1 (File No. 333-282468): Registered 145,333 Common Shares, including 6,666 Common Shares underlying warrants, of which 6,666 remain unsold. Declared effective on October 10, 2024.

4.	The Second October 2024 F-1 (File No. 333-282904): Registered 1,398,951 Common Shares, of which 298,951 remain unsold. Declared effective on November 6, 2024.

5.	The August 2024 F-1 (File No. 333-281644): Registered 674,334 Common Shares, of which 2,667 remain unsold. Declared effective on August 28, 2024.

6.	The May 2024 F-1 (File No. 333-276973): Registered 299,946 Common Shares of which 5,947 remain unsold, 7,600 warrants, and 174,266 Common Shares underlying warrants, declared effective on May 14, 2024.

7.	The F-4 Registration Statement (File No. 333-273553).

The registration statement of which this prospectus forms a part converts the Prior Registration Statements into a registration statement on Form F-3. Pursuant to Rule 429, this registration statement constitutes:

(a)	Post-effective amendment no. 2 to the May 2024 F-1 (File No. 333-276973);

(b)	Post-effective amendment no. 1 to the August 2024 F-1 (File No. 333-281644);

(c)	Post-effective amendment no. 1 to the First October 2024 F-1 (File No. 333-282468);

(d)	Post-effective amendment no. 1 to the Second October 2024 F-1 (File No. 333-282904);

(e)	Post-effective amendment no. 1 to the December 2024 F-1 (File No. 333-283980);

(f)	Post-effective amendment no. 1 to the January 2025 F-1 (File No. 333-284444); and

(g)	Post-effective amendment no. 1 to the F-4 Registration Statement (File No. 333-273553).

The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the Common Shares and warrants issued by us, the securities being offered by the Selling Securityholders, and other information you should know before investing. Any document incorporated by reference in this prospectus and any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained or incorporated by reference in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus that we or the Selling Securityholders may authorize to be delivered or made available to you.

The information contained in this prospectus, any document incorporated by reference in this prospectus, and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any applicable document or supplement, or the sale of any securities offered hereby. You should not assume that the information contained in these documents is accurate as of any other date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We and the Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of securities. See “Plan of Distribution.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

FUNCTIONAL AND REPORTING CURRENCY

Psyence’s management believes that the U.S. dollar is the currency of the primary economic environment in which it operates. Thus, the functional and reporting currency for Psyence is the U.S. dollar.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, information and statistics regarding Psyence’s industry, business and the markets in which Psyence competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with Psyence’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Psyence’s management’s judgment where information is not publicly available. This information appears in “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of this prospectus.

Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources that we believe to be reliable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted and reproduced industry data from these sources, we have not independently verified the data. Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus includes trademarks, tradenames and service marks, certain of which belong to Psyence and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our or their rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires in this document:

“Articles of Incorporation” means the Company’s Articles of Incorporation, as registered on June 29, 2023.

“Board” means the board of directors of the Company.

“Biomed II” means Psyence Biomed II Corp., a corporation organized under the laws of Ontario, Canada.

“Business Combination” means the business combination transaction pursuant to which, among other things, (i) Parent contributed Biomed II to the Company in a share for share exchange and (ii) immediately thereafter, Merger Sub merged with and into NCAC, with NCAC being the surviving company in the merger and each outstanding NCAC Ordinary Share being converted into the right to receive one Common Share.

“Business Combination Agreement” means the Amended and Restated Business Combination Agreement, dated as of July 31, 2023, as amended on November 9, 2023, by and among NCAC, Sponsor, Parent, the Company, Merger Sub, Psyence Biomed Corp. and Biomed II.

“Cantor” means Cantor Fitzgerald & Co.

“CCM” means Cohen & Company Capital Markets, a division of J.V.B. Financial Group LLC, an affiliate of a passive member of the Sponsor.

“Closing” means the consummation of the Business Combination.

“Closing Date” means January 25, 2024.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Exchange” means the exchange in which Parent contributed Biomed II to the Company in a share for share exchange.

“Continental” means Continental Stock Transfer & Trust Company, our transfer agent and warrant agent.

“Effective Time” means the effective time of the Merger.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Merger” means the merger in which Merger Sub merged with and into NCAC, with NCAC being the surviving company in the merger and each outstanding NCAC Ordinary Share being converted into the right to receive one Common Share.

“Merger Sub” means Psyence (Cayman) Merger Sub, a Cayman Islands exempted company and a direct and wholly owned subsidiary of the Company.

“NCAC” means Newcourt Acquisition Corp, a Cayman Islands exempted company.

“Parent” or “PGI” means Psyence Group Inc., a corporation organized under the laws of Ontario, Canada.

“Private Warrants” means the former NCAC Private Placement Warrants, which were converted at the Effective Time into a right to acquire one Common Share on substantially the same terms as were in effect immediately prior to the Effective Time under the terms of the Warrant Agreement.

“Psyence” or the “Company” means Psyence Biomedical, Ltd., a corporation organized under the laws of Ontario, Canada, and where context warrants, including its subsidiaries.

“Public Warrants” means the former NCAC Public Warrants, which were converted at the Effective Time into a right to acquire one Common Share on substantially the same terms as were in effect immediately prior to the Effective Time under the terms of the Warrant Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Newcourt SPAC Sponsor LLC, a Delaware limited liability company.

“Structuring Shares” means the 40,000 Common Shares that were payable to certain investors (the “Investors”) as a structuring fee pursuant the Securities Purchase Agreement.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

“VWAP” means for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); provided, however, that if the Common Shares are then listed or quoted on more than one Trading Market, then the Trading Market for purposes of any calculations to be made pursuant to the terms of the First Tranche Notes shall be the Trading Market selected by the Investors in their sole discretion, (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Investors and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Agreement” means the warrant agreement, dated October 19, 2021, by and between NCAC and Continental Stock Transfer & Trust Company, as warrant agent, governing NCAC’s warrants.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus (as supplemented or amended) carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus (as supplemented or amended), before making an investment decision.

The securities being offered by this prospectus represent vastly more than the number of our outstanding Common Shares, and the sales of such securities, or the perception that those sales might occur, could depress the market price of our Common Shares and could impair our ability to raise capital through the sale of additional equity securities.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, at any time and from time to time, offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus also combines and updates the Prior Registration Statements previously filed by the Company and described elsewhere in this prospectus, and acts as a post-effective amendment of the Prior Registration Statements, pursuant to Rule 429.

Business

Overview

We are a life science biotechnology company that, through our operating subsidiary, Biomed II, is developing natural psilocybin products for the healing of psychological trauma and its mental health consequences in the context of palliative care. We have commenced the clinical trial process to evaluate the safety and efficacy of its product candidates.

We strive to set the global standard for excellence and consistency in drug development using nature-based psilocybin products. Psyence’s priority is developing pharmaceutical grade psilocybin to help heal psychological trauma and the diagnosable disorders that can result therefrom, including Adjustment Disorder (“AjD”), alcohol use disorder (“AUD”), other substance use disorders (“SUDs”), anxiety, depression, post-traumatic stress disorder (“PTSD”), and grief and bereavement, especially in the context of palliative care. Our focus includes therapeutic protocols for medical and scientific research including observational studies.

Our lead product candidate is PEX010, a capsule containing 25mg naturally sourced psilocybin and which is being used in our Phase IIb Study. Psyence has entered into a license agreement (the “Research IP Agreement”) with Filament Health Corp., a Canadian company that produces natural psilocybin capsules and the proprietary owner of PEX010 (“Filament”), for the licensing of PEX010 with respect to Psyence’s designated fields of use: anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care. See “— Licensing of PEX010” below.

We have contracted iNGENū; Pty Ltd (“iNGENū”), a contract research organization (“CRO”) in Australia that specializes in the study of psychedelics, to conduct a Phase IIb double-blind, randomized, placebo (1mg low dose) controlled clinical trial to assess the efficacy and safety of PEX010 in psilocybin-assisted psychotherapy for the treatment of AjD due to incurable cancer (the “Phase IIb Study”). Outsourcing the study to a CRO assists the company in operating in a more capital efficient manner without the overhead of in-house resources.

Phase IIb Study - Palliative Care Clinical Trial

On January 9, 2023, Psyence and iNGENū signed a letter of intent to further develop Psyence’s licensed natural psilocybin drug product, starting with a Phase IIb Study in order to conduct a pre-IND meeting with the FDA. The product to be used in this Phase IIb Study will be the proprietary botanical drug candidate PEX010 (25mg), which Psyence sources from Filament. The planned randomized double-blind study will evaluate the use of psilocybin-assisted psychotherapy versus psychotherapy alone and will test 87 patients utilizing the HAM-A scale as the primary endpoint, which is an FDA validated endpoint, and safety data will be collected throughout the study.

For safety, there are no specific endpoints as all safety findings are captured as adverse events. The primary and secondary efficacy endpoints were established in the protocol prior to its review and approval by the Ethics Committee, before the study could start.

The HAM-A is a rating scale developed to measure the severity of anxiety symptoms and is widely used in both clinical and research settings. The scale consists of 14 items, each defined by a series of symptoms, and measures both psychic anxiety (mental agitation and psychological distress) and somatic anxiety (physical complaints related to anxiety). During the Phase IIb Study, the HAM-A scale will be used to measure change in anxiety levels over time as the primary endpoint.

The 87 - patient Phase IIb Study being conducted by the CRO, iNGEN&umacr; in Australia is the one that has been referred to in discussions with the FDA in the pre-IND process. The study has received ethics approval, and first patient enrollment is expected in Q1 2025.

The estimated costs of this Phase IIb Study were initially $5,575,000 made on the basis of milestones completed. Included in this original estimate were costs for 75 participants; an end of Phase II meeting preparation and attendance after the completion of the Phase IIb Study with the FDA as well as psychotherapy training, psychotherapy sessions and therapist fees for participants. Subsequently, the Phase IIb Study was increased to 87 patients, and we anticipate the estimated cost of this study to be increased by approximately 5%.

On September 15, 2022, we received full approval of a study (the “UK Trial”) in the United Kingdom from the UK Medicines and Healthcare products Regulatory Agency (“MHRA”) using natural psilocybin in the field of palliative care with oncology patients. For this study, we had partnered with Clerkenwell Clinics Limited (“Clerkenwell Health”), which would have been responsible for jointly designing and delivering the UK Trial. Following such approval, we opted to forego proceeding with the UK Trial in order to pursue the opportunity to conduct the Phase IIb Study in Australia, as Psyence could benefit from the Australian Federal Government’s Research & Development tax incentive program, which could provide up to a 43.5% rebate on Psyence’s R&D expenses in Australia, making it a more cost-effective endeavor. In addition, the Phase IIb Study adds a dose-finding arm, which allowed us to accelerate our development strategy, after seeking input from the FDA with our pre-IND application. On March 5, 2024, Psyence received full approval of the Phase IIb Study from to the Australian Human Research Ethics Committees (HRECs), the body responsible for the review of research proposals involving human participants to ensure that they are ethically acceptable. A major amendment was subsequently submitted to HREC, and approved in Q4 2024. If the outcome of the Phase IIb Study is positive, we believe we may be able to proceed directly to a Phase III trial in the United States, subject to FDA review and the opening of an IND; however, there is no guarantee that the FDA will accept data from trials conducted outside of the United States.

Licensing of PEX010

In April 2022, Psyence entered into the Research IP Agreement with Filament for the licensing of PEX010 and its associated intellectual property, as well as for the supply of PEX010 for the specific intention of the clinical development of the product, and ultimately, for the marketing authorization for PEX010’s use in palliative care patients. Pursuant to the Research IP Agreement, Filament grants to Psyence an irrevocable, royalty free, worldwide license (with the right to sub-license, subject to certain restrictions) to use and distribute PEX010 and certain related intellectual property (such as delivery mechanism, preparation methods and know-how) solely for use in connection with pre-clinical and clinical studies and trials to be conducted in Canada, the UK and world-wide in the treatment of anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care. This license is granted in respect of the clinical trial phase of Psyence’s activities, specifically phase II clinical trials which, at present, consists of the Phase IIb Study. The license is granted on an exclusive basis solely within the territory of the UK with respect to the designated fields of use, and Psyence has a right of first refusal to extend its exclusive license beyond the territory of the UK. Psyence does not have any rights to use PEX010 for any profit-making or commercial purposes under the Research IP Agreement. Any results of testing, research, conduct of and any information derived from the clinical studies and trials using PEX010 shall be the sole property of Psyence. Under the Research IP Agreement, Filament is entitled to receive milestone payments of up to CAD$250,000 in aggregate based on four distinct phase II clinical trial milestones to be achieved by Psyence. Should Psyence pursue a second or multiple indications, such aggregate milestone payments will increase accordingly. For the year ended March 31, 2024, Psyence incurred $167,306 costs under the Research IP Agreement related to milestone payments, which was accounted for as research and development costs.

In addition to the licensing rights described above, per the terms of the Research IP Agreement, Filament has undertaken to support Psyence’s clinical trial efforts through the supply of the required quantities of PEX010 to Psyence, for no additional charge, based on Psyence’s good faith forecasts of its needs. Filament will also create and provide such information, assistance and support for the execution of the dossiers, IMBP and other documents required to conduct Psyence’s clinical trials in accordance with the trial schedules. The license term is 5 years, expiring in April 2027, however the license may be terminated early (a) by either party upon notice to the other party, where Psyence notifies Filament in writing that all of its clinical trials have been completed or abandoned; (b) by a party upon notice to the other party, if the other party becomes subject to bankruptcy proceedings; (c) by a party if the other party commits a breach of a material term of the Research IP Agreement and fails to remedy such breach; or (d) by a party upon notice to the other party, if the other party has a licence, permit or approval revoked by competent authorities which compromises its ability to grant the licenses contemplated in the Research IP Agreement or its ability to perform under the Research IP Agreement. On July 22, 2024, the parties concluded an addendum to the Research IP Agreement (“Filament Addendum”) whereby Filament undertook to provide a sufficient supply of PEX010 to Psyence in order to facilitate the substitution of an alternative drug candidate for use in Phase III trials and for commercialization purposes following the conclusion of the Phase IIb Study (“Proposed End Product”).

In December 2022, Psyence entered into a royalty-bearing, binding term sheet for the commercial licensing of intellectual property (with the right to sub-license) from Filament, which was subject to the terms of a definitive license agreement, and granted Psyence the worldwide right to commercialize PEX010 within the designated fields of use, being anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care. The term sheet remained subject to further negotiations between the parties and the execution of a subsequent definitive agreement within a predefined time period. Following further discussions, Psyence and Filament mutually agreed to terminate the term sheet by way of the Filament Addendum. Psyence is engaging two alternative suppliers of drug product for its pivotal Phase III studies as well as for future studies in other indications. Filament agreed to continue to support the supply PEX010 for the upcoming Phase IIb Study.

Psyence has successfully negotiated and executed supply agreements and licensing agreements for the use of third - party intellectual property with two licensed suppliers operating in the United Kingdom and North America within the indications of AUD and other SUDs, and anxiety, depression, PTSD, and grief and bereavement, especially in the context of palliative care, respectively. See “Recent Developments—Psylabs License Agreement and Recent Developments—Optimi License Agreement” below.

Psyence has not performed any pre-clinical or clinical trials on PEX010. PEX010 is owned and has undergone clinical trials directed by Filament. PEX010 has received regulatory approval to proceed into Phase I and II clinical trials in several jurisdictions worldwide. The FDA, Health Canada, MHRA, and the EMA have reviewed the chemistry, manufacturing, and controls and quality information of PEX010 through its associated filed DMFs/ IMPDs. The DMF for PEX010 is also on file with the Therapeutic Goods Administration (the “TGA”) in Australia. In addition to clinical trials, PEX010 is also already being administered to real-world patients via the Health Canada Special Access Program (“SAP”). Through the SAP, PEX010 is being prescribed for end of life distress as well as Major Depressive Disorder.

As of July 17, 2024, 156 doses of PEX010 have been administered to 132 patients. Despite the serious condition of many of these patients, no serious adverse events or unexpected adverse events have been reported in any SAP administration.

Relationships with Third Parties

Psyence’s Australian-based research and development will be conducted by its CRO partner, iNGENū, in Australia. As stated above, Filament’s PEX010 will serve as the product candidate under investigation during the Phase IIb Study.

Psyence’s R&D capabilities

Psyence’s CEO (Dr. Neil Maresky) and Medical Director (Dr. Clive Ward-Able) are both medically trained physicians with close to 60 years of experience between them within the pharmaceutical industry related to R&D and the commercialization of new products. This experience provides the foundations for an excellent understanding of the clinical development, regulatory and commercialization needs of various pharmaceutical markets to design the optimal development program.

Psyence plans on working with various CROs and consultancy agencies to prepare and operationalize their protocols for the various phases of the clinical development program.

Competitive Environment

There are currently no pharmaceutical agents with regulatory approval for the treatment of AjD within palliative care or any other arena. The current treatment of AjD is empirical, with either psychotherapy or off- label pharmacological agents, such as anti-depressants or anxiolytics, or a combination of both.

We believe that the competitive landscape analysis of other commercial psychedelic-assisted treatments in clinical trials strongly suggests that Psyence’s clinical asset has a first-mover advantage in both the palliative care and cancer-related AjD market upon approval. PEX010 and its associated IP has been licensed to Psyence, giving it exclusivity for the indications of anxiety and depression within the context of palliative care in the UK and exclusive commercialization rights in the same indications and fields of use in the UK, EU and US. Psyence plans to expand their targeted indication of cancer-related AjD to address different types of AjD and other secondary indications both in a palliative and non-palliative context.

Recent Developments

December 2024 Private Placement

On December 23, 2024, in connection with a private placement of the Company’s securities pursuant to a Securities Purchase Agreement (the “December 2024 Purchase Agreement” and the transactions contemplated thereby, the “December 2024 PIPE Transaction”), dated December 23, 2024, entered into between the Company and each purchaser identified therein (the “December 2024 PIPE Purchasers”) the Company issued and sold to the December 2024 PIPE Purchasers for an aggregate of $2 million, 380,000 Common Shares (the “December 2024 PIPE Issued Shares”), Series A Warrants to purchase up to 1 million Common Shares (the “Series A Warrant Shares”), Series B Warrants to purchase up to 1 million Common Shares (the “Series B Warrant Shares”) and Pre-Funded Warrants to purchase up to 620,000 Common Shares (the “Pre-Funded Warrant Shares” and together with the Series A Warrant Shares and the Series B Warrant Shares, the “December 2024 PIPE Warrant Shares”). Each of the Series A Warrants and Series B Warrants have an exercise price of $2.00 per share and are immediately exercisable. The Series A Warrants expire 5 years from the date of issuance and the Series B Warrants expire 2 years from the date of issuance. The Pre-Funded Warrants have an exercise price of $0.0001 per share and do not expire. Each of the Series A Warrants, Series B Warrants and Pre-Funded Warrants may be exercised cashlessly at the discretion of the warrant holder. In addition, the warrants contain beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of outstanding Common Shares.

In connection with the December 2024 PIPE Transaction the Company also entered into a Registration Rights Agreement (the “December 2024 PIPE RRA”) pursuant to which the Company agreed to register for resale the December 2024 PIPE Warrant Shares and December 2024 PIPE Issued Shares by January 10, 2025 and to use its best efforts to have such registration statement declared effective within 45 days following the date of the Registration Statement, or 75 days in the event of a “full review” by the SEC. Each of the Purchase Agreement and December 2024 PIPE RRA contain customary representations, warranties, covenants, and indemnification provisions, including assurances regarding regulatory compliance, intellectual property ownership, and liability limitations. The Purchasers consist of qualified institutional buyers, institutional accredited investors or accredited investors.

Placement Agent Agreement

On July 25, 2024, Psyence entered into a Placement Agent Agreement with the Placement Agent to serve as its exclusive underwriter, agent, or advisor for securities offerings (the “Offerings”) during the term of the agreement. The Offerings exclude equity lines of credit (ELOC). The Placement Agent’s role is conducted on a reasonable best-efforts basis, with terms of each Offering subject to mutual agreement. Compensation includes a cash fee of 7.5% of the gross proceeds raised in each Offering (3.0% for ATM offerings) and warrants to purchase 7.5% of the securities placed in an Offering, excluding ATMs. These warrants have a five-year term and an exercise price of 125% of the Offering price. Psyence also agreed to reimburse the Placement Agent for expenses, including a 1.0% management fee, non-accountable expenses of $35,000 (or $50,000 for public offerings), and legal fees up to $50,000 (or $100,000 for public offerings).

We have also granted the Placement Agent, subject to certain exceptions and FINRA Rule 5110(g)(6)(A), a right of first refusal for a period of twelve months following the consummation of an Offering (in the event that an Offering is consummated during the term of the Placement Agent Agreement) to act as the sole book-running manager, sole underwriter, or sole placement agent for any public offering (including ATMs) or private placement, or any other capital raising financing of equity or equity-linked securities.

A tail provision entitles the Placement Agent to compensation for any transactions completed within 12 months after termination of the Agreement if the Placement Agent introduced the investor to Psyence during the term. During the engagement, Psyence is prohibited from engaging other agents or soliciting investors outside the Placement Agent’s coordination. The Placement Agent Agreement contains customary representations, warranties, covenants, and indemnification provisions.

On December 9, 2024, Psyence and the Placement Agent entered into an amendment to the Placement Agent Agreement, extending the term of the agreement to provide that it would remain in effect through 90 days following the date of the December 9th amendment.

In connection with the Placement Agent Agreement, as amended, and the PIPE Transaction, the Company issued to the Placement Agent or its designees, the Placement Agent Warrants to purchase up to 75,000 Common Shares (the “Placement Agent Warrants”).

The Placement Agent Warrants have an exercise price of $2.50 per Warrant Share and expire five years from the date of issuance and may be exercised cashlessly at the discretion of the warrant holder.

This registration statement of which this prospectus forms a part, is being filed, in part, to register for resale the Issuable Shares and the Warrant Shares issued in connection with the PIPE Transaction.

Each of the above descriptions of the Purchase Agreement, December 2024 PIPE RRA, the Placement Agent Agreement, as amended, and each of the Warrants are summaries only and do not reflect all of the material terms of such agreements and is therefore qualified in it is entirety by reference to such agreements, each of which is filed as an exhibit to this registration statement, of which this prospectus forms a part, and is incorporated herein by reference.

Nasdaq Compliance

On March 11, 2024, the Company received two letters from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”), one notifying the Company (the “MVLS Notice”) that for the previous 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) had been below the minimum of $50 million required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “Market Value Standard”), and the other notifying the Company (the “MVPHS Notice”) that for the same period, the Company’s Market Value of Publicly Held Shares (“MVPHS”) had been below the minimum of $15 million required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Standard”).

The MVLS Notice and the MVPHS Notice were notifications of deficiencies and had no immediate effect on the listing of the Company’s securities. The Company’s securities continued to trade on Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company had until September 9, 2024, to regain compliance with the Market Value Standard and the MVPHS Standard. However, on September 12, 2024, the Company received a staff determination letter from Nasdaq notifying it that compliance had not been regained by the deadline. Subsequently, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which automatically stayed any suspension or delisting action pending the hearing and any additional extension period granted by the Panel.

On November 20, 2024, the Company announced a favorable outcome from the Nasdaq Listing Qualifications Hearing held on October 31, 2024. The Nasdaq Hearings Panel had granted an extension until December 31, 2024, for the Company to demonstrate compliance with all Nasdaq continued listing rules.

On December 23, 2024, Psyence Biomed announced that it had regained compliance with all applicable Nasdaq continued listing requirements.

As part of its compliance program, the Company had requested a transfer from The Nasdaq Global Market to The Nasdaq Capital Market, which became effective on November 15, 2024. This transfer enabled compliance with listing rules 5550(a)(5), the $1.0 million minimum market value of publicly held shares requirement, and 5550(b)(1), the $2.5 million minimum stockholders’ equity requirement.

Additionally, the Company effected a 75-for-1 share consolidation approved at its Annual General Meeting on November 12, 2024. This consolidation, which became effective on November 26, 2024, addressed the $1 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). By trading above $1 for 18 consecutive trading days post-consolidation, the minimum bid price requirement was satisfied.

Annual and Special Meeting of Shareholders and Share Consolidation

On November 12, 2024, the Company held its Annual General and Special Meeting of Shareholders (the “Annual Meeting”) at which the board recommended and Company’s shareholders approved four resolutions: to approve the appointment of the Company’s independent public accounting firm, MNP LLP for fiscal year 2024, a share consolidation of the Common Shares at a ratio of up to 75:1, to increase the pool of available Common Shares under the Company’s 2023 Equity Incentive Plan and the nomination of the directors of the Board. On November 12, 2024, pursuant to the resolutions adopted by the shareholders at the Annual Meeting, the Board authorized a share consolidation at a ratio of 75:1. On November 26, 2024, the share consolidation was effective and the Common Shares began trading on Nasdaq on a post-share consolidation, or post-reverse split, basis.

Clairvoyant Term Sheet

The Company entered into a conditional binding term sheet with privately-held Clairvoyant Therapeutics Inc (“Clairvoyant”), a clinical-stage developer of psilocybin-based therapeutics based in Canada, for the proposed acquisition by Psyence of 100% of the shareholdings of Clairvoyant (the “Proposed Acquisition”). As consideration for the Proposed Acquisition, Psyence will issue US$500,000 of the Company’s Common Shares upon closing to Clairvoyant’s disposing shareholders, followed by potentially up to two share-based payments of US$250,000 each (payable in cash or Common Shares, at the Company’s election) upon the achievement of pre-specified milestones by December 2026. In addition, Psyence will advance funds in tranches of up to US$1,800,000 in aggregate to Clairvoyant in order to settle its liabilities, which consist primarily of clinical trial costs.

Clairvoyant was executing a Phase IIb clinical trial (CLA-PSY-201) of a synthetic psilocybin-based candidate as a potential treatment for Alcohol Use Disorder (AUD). The company has completed the enrollment and treatment of 154 randomized double blinded subjects and topline results were initially anticipated in early 2025.

Following the completion of the necessary due diligence and other pre-closing activities specified in the conditional binding term sheet, the Company decided not to proceed with the Proposed Acquisition.

Psylabs License Agreement

On September 3, 2024, the Company entered into a licence agreement for alcohol use disorder and substance use disorder (the “License Agreement”) with Psyence UK Group Ltd. (“Psylabs”), a private company focused on the production of psychedelic active pharmaceutical ingredients and extracts. Pursuant to the License Agreement, Psylabs has granted the Company exclusive, world-wide, royalty-bearing licenses to conduct clinical trials, and commercialize development, relating to the extraction, formulation and licensing of proprietary active pharmaceutical ingredients consisting of a psilocybin standardized extract (“API”), as well as a final dosage format for the API, which is suitable for human consumption, with respect to alcohol use disorder and substance use disorder (the “Fields of Use”). The Company has the right to sub-license the licensed products, subject to certain restrictions, as set forth in the License Agreement.

The Company shall pay Psylabs the following development milestone payments upon the achievement of one or more of the following milestones with respect to each of the Fields of Use:

●	$73,000 in respect of each of the Fields of Use on (i) July 31, 2026 or (ii) upon the approval to commence a trial within that Field of Use by the authorized government authority in the jurisdiction of the Company’s choosing, whichever date is earlier; and

●	$75,000 in respect of each of the Fields of Use, upon Psylabs being able to deliver to the Company a fully formulated licensed product which is suitable and approved for use by the government authority, agency or body responsible for the review and approval of research proposals in the Company’s elected trials in the jurisdictions of its choice.

In addition, the Company shall pay Psylabs the following commercial milestone payments in respect of each Field of Use:

●	$292,000 upon submission and approval of a Phase III clinical trial application, or an equivalent, and provision of the licensed product from such duly licensed facility as may be agreed between the parties, in respect of each Phase III trial; and

●	(i) $584,000 upon first marketing approval permitting commercial sales and (ii) $292,000 for each subsequent marketing approval permitting commercial sales in respect of each Field of Use.

Furthermore, the Company shall pay Psylabs a royalty of 10% of net sales commencing upon first commercial sale of product and payable during the term of the License Agreement (the “Royalty Fee”). The Royalty Fee shall be calculated on a calendar quarterly basis and payable in arrears within 30 days of the end of each successive calendar quarter. The Company shall also pay Psylabs $146,000 per year for each Field of Use beginning on the date of the Company’s Phase II clinical trial study report (as per the date on the clinical trial study report). Such fee shall be creditable against the Royalty Fee.

The exclusivity of each of the licenses in respect of each of the Fields of Use independently within the Exclusive Territories shall expire on the occurrence of any of the events listed below:

●	if the Company has not made any commercially reasonable efforts to commence any trials within that Field of Use prior to December 31, 2026; or

●	the Company has failed to pay Psylabs a minimum of $73,000 in Royalty Fees per calendar year, calculated from January 1, 2030 onward.

The License Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the License Agreement is qualified in its entirety by the full text of the License Agreement, which is attached as Exhibit 10.23 to the registration statement of which this prospectus is a part, and is incorporated herein by reference.

PsyLabs Investment

On September 17, 2024, the Company entered into a Share Purchase and Sale Agreement (“Psylabs Purchase Agreement”) with Parent (as seller) for the acquisition of an erstwhile 11.13% stake in PsyLabs (“Proposed Psylabs Acquisition”). Per the terms of the Proposed Psylabs Acquisition, Psyence will issue, to Parent, Common Shares valued at $1.1 million, at $41.25 per share, in exchange for Parent’s stake in PsyLabs. The completion of the Proposed Psylabs Acquisition is subject to the fulfilment, or waiver, of suspensive certain conditions, including board approvals, regulatory approvals, a satisfactory due diligence process, and the achievement of a pre-defined product development milestone by Psylabs by no later than October 31, 2024.

On September 27, 2024, the Company and PGI entered into the Psylabs Purchase Agreement Addendum, pursuant to which the parties agreed that (i) in the event that the average VWAP for the ten trading days prior to January 15, 2025 is lower than $41.25, the Company is also required to make a “make whole payment” in cash or Common Shares, as set forth in the Purchase Agreement and (ii) the Company will register the resale of the Common Shares, as set forth in the Purchase Agreement. In addition, the parties agreed to extend the date by which the conditions precedent need to be met, from October 31, 2024 to November 30, 2024. The transactions contemplated by the Psylabs Purchase Agreement are subject to the approval of PGI shareholders. On October 28, 2024, the transactions contemplated by the Psylabs Purchase Agreement, as amended, was closed and the Company issued to Psylabs 26,667 Common Shares (the “Psylabs PA Shares”) pursuant to the terms of the Psylabs Purchase Agreement. On December 17, 2024, the Company issued 257,021 Common Shares to PGI pursuant to its make-whole obligations under the Psylabs Purchase Agreement Addendum. On December 20, 2024 the Company filed a Registration Statement on Form F-1 (Registration No. 333-283980) to register for resale the shares issued pursuant to the Company’s make-whole obligations. The registration statement was declared effective by the SEC on December 31, 2024.

The foregoing description of the Psylabs Purchase Agreement and the Psylabs Purchase Agreement Addendum, and is each qualified in its entirety by the full text of the agreements, which are attached as exhibits to this registration statement of which this prospectus is a part, and is incorporated herein by reference.

Optimi License Agreement

On December 5, 2024 the Company executed three definitive agreements with Optimi Health Corp. (together with their affiliates, “Optimi”): an IP and Mutual Exclusivity Agreement (the “MEA”), a Quality Agreement (the “Quality Agreement”), and a Supply Agreement (the “Supply Agreement,” and collectively with the MEA and Quality Agreement, the “Optimi Agreements”). Pursuant to the Optimi Agreements, Optimi shall be the exclusive supplier of GMP-certified, nature-derived (non-synthetic) psilocybin extract for Psyence’s global drug development and commercialization initiatives for FDA-approved uses in the palliative care context (“Optimi Agreements”). Optimi will provide comprehensive chemistry, manufacturing, and control support for regulatory submissions related to Psyence’s clinical trials in palliative care and any future Investigational New Drug applications. Psyence will obtain exclusive rights to Optimi’s drug candidate for treatment use in the palliative care context.

The Optimi Agreements will include a mutually exclusive IP licensing agreement in terms of which Optimi will license their drug candidate (the “Optimi Product”) OPTI-PSIE Psilocybin, a 5mg, encapsulated drug candidate and placebos of such product. Psyence will pay Optimi exclusivity fees over a one-year period, milestone payments in respect of the submission and approval of Phase III Clinical Trial Approval (CTA) and the first marketing approval permitting commercial sales, as well as a single-digit royalty on commercial sales of the Optimi Product in palliative care. The exclusivity of Psyence’s rights may terminate if Psyence fails to maintain its Common Shares listed from Nasdaq prior to the commencement of its phase III clinical trial. The agreements contain customary representations, warranties, covenants, and indemnification provisions, including assurances regarding regulatory compliance, intellectual property ownership, and liability limitations. The above description of the MEA, Quality Agreement, and Supply Agreement are summaries only and is qualified in its entirety by reference to the full text of such agreements, filed as exhibits to this registration statement and is incorporated herein by reference.

White Lion Transaction

On July 25, 2024, the Company entered into a Common Shares Purchase Agreement (the “White Lion Purchase Agreement”) with White Lion Capital, LLC (“White Lion”) and a related Registration Rights Agreement (the “RRA”). Pursuant to the White Lion Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $25,000,000 in aggregate gross purchase price of newly issued Common Shares, subject to certain limitations and conditions set forth in the White Lion Purchase Agreement.

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a registration statement registering the resale of the shares issuable pursuant to the White Lion Purchase Agreement, the Company’s right to sell shares to White Lion commenced on the date of the execution of White Lion Purchase Agreement and extends until the earlier of (i) White Lion having purchased Common Shares equal to $25,000,000 and (ii) two years from the date of execution of the White Lion Purchase Agreement (the “Commitment Period”).

During the Commitment Period, subject to the terms and conditions of the White Lion Purchase Agreement, the Company may exercise its right to sell its Common Shares. The Company may deliver a Fixed Purchase Notice (as such term is defined in the White Lion Purchase Agreement), pursuant to which the Company can require White Lion to purchase up to a number of Common Shares equal to the lesser of (i) $250,000 or (ii) 50% of Average Daily Trading Volume (as such term is defined in the White Lion Purchase Agreement). The Company may also deliver a Rapid Purchase Notice (as such term is defined in the White Lion Purchase Agreement), pursuant to which the Company may require White Lion to purchase up to a number of Common Shares equal to the lesser of (i) 30% of the Average Daily Trading Volume and (ii) $4,000,000 divided by the highest closing price of the Common Shares over the most recent five business days immediately prior to the receipt of the notice. White Lion may waive such limits under any notice at its discretion and purchase additional shares.

The price to be paid by White Lion for any shares that the Company requires White Lion to purchase will depend on the type of purchase notice that the Company delivers. For shares being issued pursuant to a Fixed Purchase Notice, the purchase price per share will be equal to 90% of the lowest VWAP (as defined in the White Lion Purchase Agreement) of the Common Shares that occurs during the five consecutive business days prior to the purchase notice. For shares being issued pursuant to a Rapid Purchase Notice, the purchase price per share will be equal to the lowest traded price on the date that the notice is delivered.

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder) more than 4.99% (subject to increase, in the sole discretion of White Lion, to 9.99%) of the number of Common Shares outstanding immediately prior to the issuance of Common Shares issuable pursuant to a purchase notice.

The Company has the right to terminate the White Lion Purchase Agreement in the event of a material breach of the White Lion Purchase Agreement by White Lion. The White Lion Purchase Agreement also automatically terminates upon the earlier of (i) the end of the Commitment Period and (ii) the date that the Company commences a voluntary bankruptcy proceeding, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion Common Shares (“Commitment Shares”) in an amount equal to (i) $187,500 divided by (ii) the closing price of the Common Shares on, (A) with respect to half of the Commitment Shares, the business day prior to the filing of the registration statement pursuant to the RRA and (B) with respect to the other half of the Commitment Shares, the business day prior to the 90th day following the filing of the registration statement pursuant to the RRA. The Commitment Shares will be fully earned by White Lion regardless of termination of the White Lion Purchase Agreement.

Concurrently with the Common Shares Purchase Agreement, the Company entered into the RRA with White Lion, pursuant to which the Company agreed to file, within 30 days following the execution of the White Lion Purchase Agreement, a resale registration statement with the SEC covering the resale by White Lion of the maximum number of shares permitted to be included therein in accordance with applicable SEC rules, regulations and interpretations and the Commitment Shares. The RRA also contains usual and customary damages provisions for failure to file and failure to have the registration statement declared effective by the SEC within the time periods specified therein.

The White Lion Purchase Agreement and the RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

On August 19, 2024 we filed the Initial White Lion Registration Statement, which was declared effective by the SEC on August 28, 2024, pursuant to which we registered for resale up to 50,000,000 Common Shares on a pre-consolidation (or pre-split) basis, or 666,667 on a post-consolidation (or post-split) basis. On October 30, 2024, we filed the Second White Lion Registration Statement, registering an additional 100,000,000 Common Shares on a pre-consolidation, (or pre-split) basis, or 1,333,333 on a post-consolidation (or post-split) basis, which was declared effective by the SEC on November 8, 2024. As of the date hereof, White Lion has resold approximately 1,671,667 Common Shares on a post share consolidation basis which we issued and sold to White Lion pursuant to the Initial White Lion Registration Statement and the Second White Lion Registration Statement and may continue to rely on the Second White Lion Registration Statement for up to an additional 333,333 Common Shares. White Lion has previously sold all the Common Shares registered for resale under the Initial White Lion Registration Statement and the Second White Lion Registration Statement. To date, we have sold 1,744,635 Common Shares to White Lion pursuant to the White Lion Purchase Agreement at a weighted average price of $ 3.82.

The foregoing description of the White Lion Purchase Agreement and the RRA is qualified in its entirety by the full text of such agreements, which are each filed as exhibits to this registration statement of which this prospectus is a part, and are hereby incorporated herein by reference.

Swap Agreements

On January 25, 2024, the Corporation issued an unsecured convertible promissory note to PGI (the “PGI Note”), in the principal amount of $1,610,657, which is equal to the total amount owed to PGI in connection with loans PGI had previously made to the Corporation. The PGI Note bears no interest, and (i) $150,000 of the principal balance of the PGI Note was payable on the date of the Closing and (ii) $1,460,657 of the principal balance of the PGI Note will be payable on the date that is the one-year anniversary after the Business Combination, or January 25, 2025. On or prior to the maturity date, at the option of PGI, any amounts outstanding under the PGI Note may be converted into securities of the Corporation or securities of its affiliate, at a conversion price and with terms to be mutually agreed; provided however, such conversion price and terms shall not be less favorable to the conversion price and terms agreed by the parties to the NCAC Replacement Note (as described below).

On January 25, 2024, NCAC issued an unsecured convertible promissory note to the Sponsor (the “NCAC Replacement Note”), in the principal amount of $1,615,501, which is equal to the total amount owed to Sponsor under certain existing promissory notes previously issued by NCAC to the Sponsor (the “Existing Notes”). The NCAC Replacement Note bears no interest, and (i) $100,000 of the principal balance of the NCAC Replacement Note was payable on the date of the Closing and (ii) $1,515,501 of the principal balance of the NCAC Replacement Note will be payable on the date that is the one-year anniversary after the Business Combination, or January 25, 2025. On or prior to the maturity date, at the option of Sponsor, any amounts outstanding under the NCAC Replacement Note may be converted into securities of the Corporation or securities of its affiliate, at a conversion price and with terms to be mutually agreed; provided however, such conversion price and terms shall not be less favorable to the conversion price and terms agreed by the parties to the PGI Note. Upon receipt by Sponsor of the NCAC Replacement Note, any and all obligations owing by NCAC under the Existing Notes was satisfied and discharged in full and the respective Existing Notes immediately and automatically terminated and will be of no further effect.

Effective September 30, 2024, the Corporation entered into a swap agreement with the Sponsor and effective September 30, 2024 and October 25, 2024 respectively, the Corporation entered into two swap agreements with PGI (the “Swap Agreements”). Pursuant to the Swap Agreements, the Company has agreed to issue to the Sponsor and PGI 43,080 Common Shares and 38,951 Common Shares, respectively, at a price of $37.50 per Common Share. In exchange therefor, the Sponsor has agreed to discharge the entire obligation of $1,615,501 due under Existing Notes and PGI has agreed to discharge the balance of the obligation due under the PGI Note. In the event that the average volume-weighted average price, or VWAP, for the ten trading days prior to January 15, 2025 is lower than $37.50, the Corporation is also required to make a “make whole payment” in cash or Common Shares, as set forth in the respective Swap Agreements. On November 26, 2024, the Company entered into an addendum to each of the Swap Agreements, pursuant to which the Company agreed to accelerate the make payment to December 2024. On December 17, 2024, the Company issued the 337,750 Common Shares to PGI, and 373,555 Common Shares to Sponsor pursuant to its make-whole obligations under the PGI Swap Agreement, as amended, and has agreed to register the resale of the make-whole Common Shares, as set forth in the Swap Agreements. On December 20, 2024 the Company filed a Registration Statement on Form F-1 (Registration No. 333-283980) to register for resale the shares issued pursuant to the Company’s make-whole obligations. The registration statement was declared effective by the SEC on December 31, 2024. The remaining make-whole Common Shares issued to the Sponsor will be registered in due course.

The foregoing description of the Swap Agreements and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Swap Agreements.

Issuances of Shares to Vendors

On May 29, 2024, the Company issued 40 Common Shares issued to Donohoe Advisory Associates LLC in full and final settlement of accrued service and advisory fees. On May 29, 2024, the Company issued 333 Common Shares issued to Outside The Box Capital Inc. in respect of past service delivery. On August 12, 2024, the Company issued an additional 2,294 Common Shares issued to Outside The Box Capital Inc. in respect of past service delivery.

Addendum to Securities Purchase Agreement

On August 15, 2024, the Company entered into a first addendum (the “Harraden SPA Addendum”) to the Harraden SPA, dated January 15, 2024, and related agreements, with the Harraden Funds. Pursuant to the Harraden SPA Addendum, the Harraden Funds agreed to convert a specified portion of the outstanding First Tranche Notes and Second Tranche Notes at the applicable conversion price. The Harraden Funds waived their respective rights to call an event of default with respect to certain deficiencies or to pursue any rights in connection therewith. Pursuant to the Harraden SPA Addendum, the conversion price of the portion of the Second Tranche Note not drawn down prior to August 13, 2024, and Third Tranche Note and Fourth Tranche Note, shall, at all times, be subject to a conversion floor of $37.50. In addition, (i) the Company is no longer restricted from issuing securities pursuant to the White Lion Purchase Agreement or pursuant to any future issuance at no less than $37.50 per share and (ii) the Company is no longer restricted from registering for resale any shares issued pursuant to the White Lion Purchase Agreement or pursuant to any future issuance of Common Shares at no less than $37.50 per share.

In consideration for entering into the Harraden SPA Addendum, the Company agreed to pay the Harraden Funds a fee in connection with future offerings as summarized below. As discussed below, the Company’s obligations under the Harraden SPA and the Harraden SPA Addendum were terminated upon the effectiveness of the Harraden Termination Agreement.

●	a cash fee equal to 50% of the aggregate gross proceeds raised at each closing of any future offering until $655,625.00 has been paid to the Harraden Funds; provided, however, that 50% of such fee may be paid in the form of Common Shares, in lieu of cash, at a price of $37.50 per share, in the event that within two months from the effective date of the Harraden SPA Addendum the aggregate gross amount raised in any future offerings is less than $5,000,000;

●	the Company shall issue to the Harraden Funds or their respective designees 13,333 Common Shares; and

●	the Company shall issue to the Harraden Funds or their respective designees warrants to purchase 6,667 Common Shares, with an exercise price of $37.50 per share. For more information regarding the warrants, see the section titled “Description of Securities—Investor Private Warrants.”

Such shares and the shares underlying such warrants shall be subject to the registration rights agreement previously entered into between the parties.

In addition, effective as of the effective date of the Harraden SPA Addendum, the Harraden Funds consented to the release from lock-up of 6,667 Common Shares held by Parent. In addition, effective as of five days following the Harraden Funds’ conversion of outstanding Notes, the Harraden Funds have consented to the release from lock-up of an additional 6,667 Common Shares held by Parent.

Effective December 4, 2024, the Company entered into the Harraden Termination Agreement pursuant to which, the Company agreed to issue an aggregate of 333,333 Common Shares as consideration for the termination of the Harraden Transaction Documents (the “Termination Shares”). 89,906 of the Termination Shares were issued pursuant to the Company’s obligations under the Harraden First Tranche Notes and 61,104 Common Shares were issued pursuant to the Company’s obligations under the Harraden Second Tranche Notes. The Harraden First Tranche Note Shares were registered for resale pursuant to a Registration Statement on Form F-1 (File No. 333-276973) filed by the Company with the SEC on February 9, 2024. The Harraden Second Tranche Note Shares were registered for resale pursuant to a Registration Statement on Form F-1 (File No. 333-282468) filed by the Company with the SEC on October 2, 2024. The remaining 182,323 Termination Shares were issued pursuant to warrants issued by the Company to the Harraden Funds, which were exercised on December 6, 2024. On December 20, 2024 the Company filed a Registration Statement on Form F-1 (Registration No. 333-283980) to register for resale the Termination Shares. The registration statement was declared effective by the SEC on December 31, 2024.

The foregoing description of the Harraden SPA, the Harraden SPA Addendum, the Harraden Termination Agreement and the Harraden Notes, is qualified in its entirety by the full text of such agreements, which are filed as Exhibits to this registration statement of which this prospectus is a part, and is incorporated herein by reference.

Consummation of the Business Combination

On January 25, 2024, we consummated the transactions contemplated by the Business Combination Agreement, pursuant to which (i) Parent contributed Biomed II to the Company in a share for share exchange, (ii) following the Company Exchange, Merger Sub merged with and into NCAC, with NCAC being the surviving company in the Merger, and each outstanding ordinary share of NCAC was converted into the right to receive one Common Share of the Company, and (iii) each outstanding warrant to purchase NCAC Class A Ordinary Shares was converted into a warrant to acquire one Common Share on substantially the same terms as were in effect immediately prior to the Effective Time under their terms. The figures in this section are presented on a pre-split basis.

Securities Purchase Agreement

On January 15, 2024, in connection with the Business Combination, the Company and Biomed II entered into the Securities Purchase Agreement with the Investors and the Sponsor, relating to up to four senior secured convertible notes obligations under which are guaranteed by certain assets of the Company and Biomed II, issuable to the Investors at or after the Closing, as the case may be, for the aggregate principal amount of up to $12,500,000 in exchange for up to $10,000,000 in subscription amounts.

The two First Tranche Notes, for an aggregate of $3,125,000, were delivered by the Company to the Investors on January 25, 2024, in exchange for an aggregate of $2,500,000 in financing, which occurred substantially concurrently with, and was contingent upon, the consummation of the Business Combination. On the original issuance date of the First Tranche Notes, interest began accruing at 8.0% per annum based on the outstanding principal amount of the First Tranche Notes, and is payable monthly in arrears in cash or in Common Shares (at the Conversion Price). The initial Conversion Price of the First Tranche Notes was $750.00; provided, however, that such Conversion Price is subject to certain adjustments according to the terms and reset dates included in the First Tranche Notes and may be reduced to a Conversion Floor of $75.00, until the First Reset Date (as such term is defined in the First Tranche Notes), then to $37.50 on the Second Reset Date (as such term is defined in the First Tranche Notes) (the “Conversion Floor”). The provisions relating to the reset dates are as follows: Downward adjustments in the conversion price occur on five reset dates. The First Reset Date occurs five days prior to the date on which the Registration statement of which this prospectus is a part is declared effective. The Second Reset Date occurs on April 25, 2024, which is the three-month anniversary of the closing of the Business Combination. The third reset date (the “Third Reset Date”) occurs on July 25, 2024, which is the six-month anniversary of the closing of the Business Combination. The fourth reset date (the “Fourth Reset Date”) occurs on October 25, 2024, which is the nine-month anniversary of the closing of the Business Combination. The fifth reset date (the “Fifth Reset Date” and collectively with the First Reset Date, the Second Reset Date, the Third Reset Date and the Fourth Reset Date, the “Reset Dates”) occurs on January 25, 2025, which is the 12-month anniversary of the closing of the Business Combination. On each of the Reset Dates, the conversion price of the First Tranche Notes will be reset to the lower of (i) the $750.00 initial conversion price of the First Tranche Notes and (ii) the average daily VWAP for the previous ten Trading Days prior to such applicable Reset Date, but in no event less than the Conversion Floor.

In addition to the downward adjustments made to the conversion price on each of the Reset Dates, the conversion price of the First Tranche Notes will also be adjusted in connection with the conversion of the First Tranche Notes, or the determination of the payment of interest in Common Shares, upon a conversion or a payment of interest, at any time after the date of the closing of the Business Combination and prior to the First Reset Date, in the event that at such date the Investors have not recouped at least an aggregate of $5,000,000 of their investments, to the lower of (i) $750.00 and (ii) the lowest daily VWAP of the Common Shares, during the period from the date of the closing of the Business Combination until the earlier of (a) the date of conversion or payment of interest or (b) the First Reset Date.

Furthermore, if the average VWAP for the 30 Trading Days (the “30-day VWAP”) after a conversion is lower than the conversion price on the date of conversion, the Company is also required make a “make whole payment” in cash or Common Shares, at its election but subject to certain limitations, as described in the First Tranche Notes, determined as follows: The “make whole payment” equals the difference between (i) the principal amount converted on the date of conversion divided by 30-day VWAP and (ii) the principal amount converted divided by the conversion price on the date of conversion. The “make whole payment” is due no later than 35 Trading Days after the applicable date of conversion.

On May 31, 2024, the Notes (the “Initial Second Tranche Notes”) for the initial portion of the second tranche of the Financing (the “Second Tranche”), for a total of $312,500 of principal in exchange for a total of $250,000 in subscription amounts, were issued to the Investors.

On June 14, 2024, the Company issued two additional Notes (the “First Subsequent Second Tranche Notes”, and together with the Initial Second Tranche Notes and the Second Subsequent Second Tranche Notes (as defined below), the “Second Tranche Notes”) for an additional portion of the Second Tranche, for an aggregate total of $312,500 principal in exchange for $250,000 provided by the Investors. The Investors were not obligated to fund any of the Second Tranche because the Company was not in compliance with all of the covenants under the Securities Purchase Agreement. Notwithstanding the foregoing, the Investors agreed to fund an additional portion of the Second Tranche on such date and may continue to do so at its discretion.

In July 2024, the Company issued two additional Notes (the “Second Subsequent Second Tranche Notes”) for an additional portion of the Second Tranche, for an aggregate total of $625,000 principal in exchange for $500,000 provided by the Investors. The Investors were not obligated to fund any of the Second Tranche because the Company was not in compliance with all of the covenants under the Securities Purchase Agreement. Notwithstanding the foregoing, the Investors agreed to fund an additional portion of the Second Tranche on such date and may continue to do so at its discretion.

The Second Tranche Notes are substantially the same as the First Tranche Notes, except that the first and second reset dates have been removed, as these applicable dates have passed. Interest on the Subsequent Second Tranche Notes accrues at 8.0% per annum, based on the outstanding principal amount of the Subsequent Second Tranche Notes, and is payable monthly in arrears in cash or in the Common Shares (at the applicable conversion price).

The initial conversion price for the Second Tranche Notes is the lowest daily VWAP during the period commencing on January 25, 2024 until the earlier of (i) the date of conversion of the Second Tranche Notes and (ii) the date on which the registration statement for the shares underlying the First Tranche Note is declared effective (or May 14, 2024) and is subject to reset on July 25, 2024, October 25, 2024, January 25, 2025 in respect of the Initial Second Tranche Note and the First Subsequent Second Tranche Note and July 25, 2024, October 25, 2024, January 25, 2025, July 25, 2025, October 25, 2025 in respect of the Second Subsequent Second Tranche Note, at which time the conversion price will be reset to the lower of (i) the initial conversion price and (ii) the average daily VWAP for the previous ten (10) trading days prior to such reset. The current conversion price floor for the Second Tranche Notes is $28.1325.

Providing any financing with respect to the Third Tranche Notes and the Fourth Tranche Notes is at the sole discretion of the Investors. With respect to any financing relating to the Third Tranche Notes, the Investors may issue a commitment letter to the Company on or before the 30th day following the last funding of the Second Tranche Financing, assuming that the Second Tranche Financing has been provided. With respect to the Fourth Tranche Notes, the Investors may issue a commitment letter to the Company on or before the 90th day after the last funding of the Second Tranche Financing, assuming that the Second Tranche Financing is provided. The Third Tranche Notes would be in an aggregate principal amount of $3,125,000 and would be delivered in exchange for an additional $2,500,000 in financing. This would be the same for the Fourth Tranche Notes. Additionally, in consideration of the willingness of the Investors to enter into the transactions that are the subject of the Securities Purchase Agreement and the Notes, including providing the financing, Psyence Biomedical agreed that it or certain of its shareholders would pay the Investors a structuring fee by delivering to the Investors an aggregate of 40,000 Structuring Shares. At the initial closing of the financing under the terms of the Securities Purchase Agreement, and concurrent with the closing of the Business Combination, 1,300,000 of the Structuring Shares were delivered to the Investors. The remaining 22,666 Structuring Shares are subject to the terms of Call Option Agreements, by and among the Investors and certain members of the Sponsor, pursuant to which such Common Shares are deliverable to the Investors no later than two business days after requested by the Investors; provided that no amounts shall be requested at any time that the Investors own in excess of 9.9% of the Company. Pursuant to the provisions of the Call Option Agreements, the Investors have been granted the option to require Tabula and Launchpad to each sell to the Investors such remaining 22,666 Structuring Shares they own at a price of $0.0075 per Common Share. The number of Common Shares which the Investors may purchase pursuant to the terms of the Call Option Agreements are subject to adjustments for share dividends and split ups. As of the date of this prospectus, the Investors have purchased all of the 22,666 Structuring Shares.

In order to secure the repayment of the Notes by the Company and Biomed II, pursuant to the terms and conditions of a General Security Agreement, dated January 25, 2024 (the “Security Agreement”), each agreed to grant to the Investors a security interest, subject to certain exceptions, in all of the Collateral (as such term is defined in the Security Agreement) in each of their possessions, including a pledge of all equity securities owned by either of them, provided that no Common Shares are pledged equity securities.

Pursuant to a Guaranty, dated January 25, 2024. Biomed II also agreed to guaranty all of the Company’s obligations to the Investors under the Notes including, without limitation, payment of all installments of principal and interest thereunder.

In connection with the foregoing, on January 25, 2024, the Company and the Investors entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement covering the resale of the Common Shares issuable upon conversion of the First Tranche Notes (the “Initial Resale Registration Statement”) and any additional registration statements required to be filed to register the resale of the Common Shares issuable upon any of the other Notes, as applicable, and to use its best efforts to have the Initial Resale Registration Statement and such registration statement(s), as applicable, declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement for such applicable registration statement). The Registration Rights Agreement contains certain penalty provisions, subject to certain conditions and cure periods, for the Company failing to (i) file a registration statement by certain deadlines set forth in the Registration Rights Agreement, (ii) cause a registration statement to be declared effective by certain deadlines set forth in the Registration Rights Agreement, (iii) maintain certain circumstances and conditions allowing the resale of certain securities or (iv) satisfy the requirements of Rule 144(c)(1) under the Exchange Act if a registration statement is not effective. The Registration Rights Agreement also provides the Investors with customary piggyback registration rights under certain circumstances.

In connection with the foregoing, on January 25, 2024, NCAC and the Company entered into a lock-up agreement with certain shareholders of the Company (the “Lock-Up Agreement”), pursuant to which such shareholders agreed not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (x) one hundred eighty (180) days after the Closing; provided, however, that in the event that the Investors delay investment of the Subscription Amounts (as defined in the Securities Purchase Agreement) with respect to the Second Tranche Note (as defined in the Securities Purchase Agreement) due to the occurrence of an event outlined in Section 2.1(b) of the Securities Purchase Agreement, such period shall be extended by 60 days or such earlier date as the deficiency is resolved, and (y) subsequent to the Closing, the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Psyence Biomedical’s shareholders having the right to exchange the Common Shares for cash, securities or other property, (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares issued or issuable to the applicable shareholder pursuant to their respective agreements (“Restricted Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The lock-up provisions provide for certain exemptions for transfers to permitted transferees.

The foregoing descriptions of the Securities Purchase Agreement, the Guaranty, the Registration Rights Agreement, the General Security Agreement, the Lock-Up Agreement and the Note are qualified in their entirety by the full text of such agreements (or their forms), which are incorporated by reference as Exhibit 2.3, Exhibit 10.1, Exhibit 10.12, Exhibit 10.13, Exhibit 10.14 and Exhibit 10.15 to the registration statement of which this prospectus is a part, respectively, and are incorporated herein by reference. Furthermore, as described above under “Addendum to Securities Purchase Agreement,” certain provisions of such agreements were amended.

Amendment to CCM Engagement Letter

On January 25, 2024, NCAC and CCM entered into an amendment to engagement letter (the “CCM Amendment”), which amended that certain Engagement Letter dated as of February 9, 2023, by and among NCAC and CCM (the “Initial Engagement Letter”). Pursuant to the CCM Amendment, NCAC agreed to pay CCM a revised transaction fee, in lieu of (i) $982,500 owed to CCM as deferred underwriting commission and (ii) fees outstanding under the Initial Engagement Letter, in connection with the Business Combination in an amount equal to 150,000 CCM Fee Shares, plus reimbursable expenses incurred as of the Closing Date, which was paid from NCAC’s trust account at the Closing of the Business Combination.

In addition to the obligation to deliver the CCM Fee Shares to CCM, the terms of the CCM Amendment also include registration rights obligations on the part of the Company, which include obligations to use reasonable best efforts to file a resale registration statement covering the CCM Fee Shares and to maintain the effectiveness thereof while CCM continues to hold the CCM Fee Shares, in accordance with the terms of the CCM Amendment.

The foregoing description of the CCM Amendment is qualified in its entirety by the full text of the CCM Amendment, which is incorporated by reference as Exhibit 10.9 to the registration statement of which this prospectus is a part, and is incorporated herein by reference.

Modified Cantor Deferred Underwriting Fee Payment Obligations

Pursuant to the Underwriting Agreement, dated as of October 19, 2021 (as amended or modified, the “Underwriting Agreement”), entered into in connection with NCAC’s initial public offering (IPO), NCAC previously agreed to pay to Cantor, in Cantor’s capacity as representative of the underwriters, deferred underwriting commissions in an aggregate amount of $5,567,500 (reflecting Cantor’s portion of the $6,550,000 deferred underwriting commission, after giving effect to the waiver of 50% of the original $13,100,000 deferred underwriting fee) (the “Cantor Deferred Fee”).

On January 25, 2024, NCAC and Cantor, in consideration of redemption levels by NCAC public shareholders, among other factors, entered into that certain fee modification agreement (the “Cantor Fee Modification Agreement”), pursuant to which, among other things, Cantor agreed to accept, in lieu of payment of the Cantor Deferred Fee in cash at the Closing, an aggregate of 2,000 Cantor Fee Shares, payable and delivered, at Closing at an effective price of $750.00 resulting from a waiver of a portion of the Cantor Deferred Fee.

In addition to the Company’s obligation to deliver the Cantor Fee Shares to Cantor, free and clear of specified restrictions, the terms of the Cantor Fee Modification Agreement also include registration rights obligations on the part of the Company, which include obligations to use commercially reasonable efforts to file a resale registration statement covering the Cantor Fee Shares and to maintain the effectiveness thereof while Cantor continues to hold the Cantor Fee Shares, in each case in accordance with the terms of the Cantor Fee Modification Agreement. The Cantor Fee Modification Agreement also includes a penalty provision that will require the Company to deliver to Cantor $5,567,500 in cash in the event that Cantor is unable to timely sell or transfer Cantor Fee Shares or the shares and warrants purchased in the private placement by Cantor in connection with NCAC’s IPO, due to continuing restrictions thereunder resulting from a failure by the Company to satisfy certain post-closing registration-related covenants and agreements in accordance with terms of the Cantor Fee Modification Agreement, following notice and reasonable opportunity to cure on the part of the Company.

The foregoing description of the Cantor Fee Modification Agreement is qualified in its entirety by the full text of the Cantor Fee Modification Agreement, which is incorporated by reference as Exhibit 10.10 to the registration statement of which this prospectus is a part, and is incorporated herein by reference.

MWE Fee Agreement

On January 25, 2024, NCAC and MWE entered into that certain fee agreement (the “MWE Fee Agreement”). Pursuant to the MWE Fee Agreement, NCAC agreed to pay MWE a fee (the “MWE Amended Fee”) for the legal services provided by MWE to NCAC, in lieu of outstanding legal fees due to MWE. The MWE Fee Agreement provides that the MWE Amended Fee is comprised of (i) $100,000 due upon the Closing, (ii) an additional $100,000, payable on or prior to the 90th day after the Closing and (iii) 1,666 MWE Fee Shares, payable and delivered, at Closing.

In addition to the obligation to deliver the MWE Amended Fee, the terms of the MWE Fee Agreement also include registration rights obligations on the part of the Company, which include obligations to use commercially reasonable efforts to file a resale registration statement covering the MWE Fee Shares and to maintain the effectiveness thereof while MWE continues to hold the MWE Fee Shares, in accordance with the terms of the MWE Fee Agreement.

EGS Fee Modification Agreement

On January 26, 2024, the Company and EGS entered into that certain fee modification agreement (the “EGS Fee Modification Agreement”), pursuant to which the Company paid to EGS, for services provided prior to the Closing, (i) $50,000 upon the Closing, (ii) $50,000 payable to EGS within ninety (90) days following the Closing, and (iii)  1,333 Common Shares, which were issued promptly following the date upon which the SEC declared the Initial Registration Statement effective (the “Issuance Date”). Additionally, the Company paid EGS (i) $25,000 in connection with the filing of the Initial Registration Statement and (ii) 666 Common Shares, to be issued upon the Issuance Date.

Amendments to RNA Engagement Letter

On January 25, 2024, NCAC and RNA Advisors, LLC, entered into that certain amendment to engagement letter (the “RNA Amendment”), which amended that certain Engagement Letter dated as of February 2, 2023, by and among NCAC and RNA. Pursuant to the RNA Amendment, NCAC agreed to pay RNA a revised transaction fee (the “RNA Amended Fee”) in connection with the Business Combination, comprised of (i) $25,000 due upon the Closing, (ii) an additional $25,000, payable on or prior to the 90th day after the Closing and (iii) 280 RNA Fee Shares, payable and delivered, at Closing.

In addition to the obligation to deliver the RNA Amended Fee, the terms of the RNA Amendment also include registration rights obligations on the part of the Company, which include obligations to use reasonable best efforts to file a resale registration statement covering the RNA Fee Shares and to maintain the effectiveness thereof while RNA continues to hold the RNA Fee Shares, in accordance with the terms of the RNA Amendment.

Amendments to Maxim Engagement Letter

On January 25, 2024, NCAC and Maxim entered into that certain amendment to engagement letter (the “Maxim Amendment”), which amended that certain Engagement Letter dated as of April 28, 2023, by and among Parent and Maxim. Pursuant to the Maxim Amendment, Parent agreed to pay Maxim a revised transaction fee in connection with the Business Combination in an amount equal to 2,000 Maxim Fee Shares.

In addition to the obligation to deliver the Maxim Fee Shares to Maxim, the terms of the Maxim Amendment also include registration rights obligations on the part of the Company, which include obligations to use reasonable best efforts to file a resale registration statement covering the Maxim Fee Shares and to maintain the effectiveness thereof while Maxim continues to hold the Maxim Fee Shares, in accordance with the terms of the Maxim Amendment.

The foregoing description of the Maxim Amendment is qualified in its entirety by the full text of the Maxim Amendment, which is filed as Exhibit 10.11 to the registration statement of which this prospectus is a part, and is incorporated herein by reference.

Lock-Ups

In connection with the Closing, the following parties are subject to lock-ups as set forth below: the Sponsor, MWE, NCAC, J.V.B., Cantor, Maxim, EGS and RNA (each, a “Lock-Up Party”) entered into lock-up arrangements which are substantially identical to each other, pursuant to which the applicable Lock-Up Party agreed not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (x) one hundred eighty (180) days after the Closing; provided, however, that in the event that the Investors delay investment of the Subscription Amounts (as defined in the Securities Purchase Agreement) with respect to the Second Tranche Note (as defined in the Securities Purchase Agreement) due to the occurrence of an event outlined in Section 2.1(b) of the Securities Purchase Agreement, such period shall be extended by 60 days or such earlier date as the deficiency is resolved, and (y) subsequent to the Closing, the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange the Common Shares for cash, securities or other property, (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares issued or issuable to the applicable Lock-Up Party pursuant to their respective agreements (“Restricted Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The lock-up provisions provide for certain exemptions for transfers to permitted transferees.

Warrant Exchange

On May 16, 2024, Psyence entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreement”) with an unaffiliated third-party investor (the “Holder”) of Public Warrants. Pursuant to the Warrant Exchange Agreement, the Company issued to the Holder 8,800 Common Shares (the “Exchange Shares”) in exchange for the surrender and cancellation of 8,800 Public Warrants held by the Holder (the “Holder’s Warrants”) (such transactions, collectively, the “Exchange”).

The foregoing description of the Warrant Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Exchange Agreement, which is incorporated by reference as Exhibit 10.18 to the registration statement of which this prospectus is a part, and incorporated by reference herein.

The issuance by the Company of the Exchange Shares in the Exchange was made in reliance upon the exemption from the registration requirements provided by Section 3(a)(9) of the Securities Act. The Company did not receive any cash proceeds from the issuance of the Exchange Shares pursuant to the Exchange.

Headquarters and Operational Office

Psyence’s headquarters address is 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, M5H 2K1, Canada. The Company has an operational office in South Africa at Unit A210 The Old Biscuit Mill, 373-375 Albert Road, Woodstock, Cape Town, 7925. The Company was incorporated on June 29, 2023. Our website address is www.psyencebiomed.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Canada, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors and certain audit committee, compensation committee and nominating and corporate governance committee requirements, the requirement to disclose third party director and nominee compensation and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules shall disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Currently, the Company does not plan to rely on the home country practice exemption with respect to its corporate governance other than the quorum requirement for shareholder meetings and with respect to Nasdaq shareholder approval rules. Our bylaws provide that two shareholders holding 25% of the voting shares constitutes a quorum, as contrasted with the Nasdaq requirement of one-third of a company’s outstanding voting securities. If the Company chooses to take advantage of other home country practice in the future, its shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We intend to take advantage of certain of these exemptions.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Common Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” in this prospectus and in our Annual Report on Form 20-F for the year ended March 31 2024, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our securities and result in a loss of all or a portion of your investment:

●	We are a clinical-stage biotechnology company and have incurred significant losses since our inception. We anticipate that we will incur significant losses for the foreseeable future.

●	Psyence has a limited operating history and expects a number of factors to cause its operating results to fluctuate on an annual basis, which may make it difficult to predict the future performance of Psyence.

●	Psyence has never generated revenue and may never be profitable.

●	The Company will require substantial additional funding to achieve its business goals, and if it is unable to obtain this funding when needed and on acceptable terms, it could be forced to delay, limit or terminate its product development efforts.

●	The psychedelic therapy and biotechnology industries are undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm Psyence in a number of ways, including by losing strategic partners if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing Psyence to expend greater resources to meet new or additional competitive threats, all of which could harm Psyence’s operating results.

●	Current and future preclinical and clinical studies will be conducted outside the United States, and the FDA may not accept data from such studies to support any NDAs submitted after completing the applicable developmental and regulatory prerequisites (absent an IND).

●	There is a high rate of failure for product candidates proceeding through clinical trials.

●	Because the results of preclinical studies and earlier clinical trials are not necessarily predictive of future results, Psyence may not have favorable results in its planned and future clinical trials.

●	Negative results from clinical trials or studies of others and adverse safety events involving Psyence’s psychedelic analogs could have a material adverse effect on Psyence’s business.

●	Supply chain interruptions could delay Psyence in the process of developing its product candidates.

●	We rely on third parties to conduct our clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval of, or commercialize, our product candidates.

●	We are dependent on licensed intellectual property. If we were to lose our rights to licensed intellectual property, we may not be able to continue developing or commercializing our product candidates, if approved. If we breach any of the agreements under which we license the use, development and commercialization rights to our product candidates or technology from third parties or, in certain cases, we fail to meet certain development deadlines, we could lose license rights that are important to our business.

●	We (or iNGENū in conducting our clinical trials) will depend on enrollment of patients in our clinical trials for our product candidates. If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

●	If we fail to comply with healthcare regulations, we could face substantial enforcement actions, including civil and criminal penalties and our business, operations and financial condition could be adversely affected.

●	Our prospective products will be subject to the various federal and state laws and regulations relating to health and safety and failure to comply with, or changes in, these laws or regulations could have an adverse impact on our business.

●	Clinical trials are expensive, time-consuming, uncertain and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations.

●	Psyence may be subject to federal, state and foreign healthcare laws and regulations and implementation of or changes to such healthcare laws and regulations could adversely affect Psyence’s business and results of operations.

●	Serious adverse events or other safety risks could require Psyence to abandon development and preclude, delay or limit approval of its current or future product candidates, limit the scope of any approved label or market acceptance, or cause the recall or loss of marketing approval of products that are already marketed.

●	Psyence may voluntarily suspend or terminate a clinical trial if at any time its believes that any of its product candidates presents an unacceptable risk to participants, if preliminary data demonstrates that the product candidate is unlikely to receive regulatory approval or unlikely to be successfully commercialized, or if sufficient funds to proceed to the next phases of clinical trials are not raised.

●	The success of Psyence’s product candidates and future approved products, if any, is subject to a number of constantly-evolving state and federal laws, regulations, and enforcement policies pertaining to psilocybin containing products.

●	We may seek fast track and breakthrough therapy designations or priority review for one or more of our product candidates, but we might not receive such designation or priority review, and even if we do, such designation or priority review may not lead to a faster development or regulatory review or approval process, and does not assure FDA approval of our product candidates. Even if a product qualifies for such designation or priority review, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

●	We may seek approval of our product candidates, where applicable, under the FDA’s accelerated approval pathway. This pathway may not lead to a faster development, regulatory review or approval process and does not increase the likelihood that our product candidates will receive marketing approval.

●	The psychedelic therapy industry and market are relatively new, and this industry and market may not continue to exist or grow as anticipated.

●	Negative public opinion and perception of the psychedelic industry could adversely impact Psyence’s ability to operate and Psyence’s growth strategy.

●	The expansion of the use of psychedelics in the medical industry may require new clinical research into effective medical therapies.

●	The psychedelic therapy industry is difficult to quantify and investors will be reliant on their own estimates of the accuracy of market data.

●	Psyence may not be able to adequately protect or enforce its intellectual property rights, which could harm its competitive position.

●	If third parties claim that intellectual property owned or used by Psyence infringes upon their intellectual property, Psyence’s operating profits could be adversely affected.

●	We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our product candidates.

●	If Psyence is not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of its products could be significantly diminished.

●	The securities being offered in this prospectus represent a significant percentage of the number of our outstanding Common Shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Shares to decline significantly, which could impair our ability to raise capital through the sale of additional equity securities.

●	Certain of our shareholders purchased their respective Common Shares at prices lower than the current market price for our Common Shares and may therefore experience a positive rate of return on their investment, even if our public shareholders, who invested approximately $10.00 per Common Share, would experience a negative rate of return on their investment.

●	If we fail to meet applicable continued listing requirements, Nasdaq may delist our Common Shares from trading, in which case the liquidity and market price of our Common Shares could decline.

●	The market price and trading volume of the Common Shares may be volatile and could decline significantly.

●	Public Warrants are exercisable for Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders.

●	The requirements of being a public company may strain the Company’s resources, divert the Company management’s attention and affect the Company’s ability to attract and retain qualified board members.

●	The Company qualifies as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such the Company is exempt from certain provisions applicable to United States domestic public companies.

●	Psyence currently reports financial results under International Financial Reporting Standards (IFRS), which differs in certain significant respects from U.S. GAAP.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because the Company is incorporated under the laws of Canada, the Company conducts substantially all of its operations and a majority of its directors and executive officers reside outside of the United States.

●	It is not expected that the Company will pay dividends in the foreseeable future.

Reverse Stock Split

Effective November 26, 2024, the Company implemented a 75-to-1 share consolidation (reverse stock split) of its Common Shares, which was approved by the Company’s shareholders and its board of directors. After the reverse stock split, the Common Shares retained the same proportional voting rights and is identical in all other respects to the Common Shares prior to the effectiveness of the reverse stock split. The exercise price of the then outstanding Public Warrants and Private Warrants were likewise proportionally adjusted pursuant to the terms of such warrants.

The Offering

Securities offered by the Selling Securityholders	Up to 13,810,319 Common Shares and up to 7,600 Warrants to purchase Common Shares. Does not include up to $75,000,000 of our Common Shares, preferred shares, debt securities, warrants, and/or units, in each case from time to time in one or more offerings.

Common Shares outstanding prior to this offering	4,527,128 (as of February 28, 2025)

Common Shares outstanding following this offering	6,774,260 (includes 2,247,132 Common Shares underlying Warrants and excludes up to $75,000,000 of our Common Shares, preferred shares, debt securities, warrants, and/or units, in each case from time to time in one or more offerings).

Terms of the offering	Each Selling Securityholder will determine when and how it will dispose of the Common Shares registered for resale under this prospectus. See “Plan of Distribution”.

Use of proceeds	We will not receive any of the proceeds from the resale of the Common Shares by the Selling Securityholders. However, we may receive up to $147,152,500 upon exercise of our public and private warrants. In addition, the use of net proceeds from the sale of the securities in any primary offering will be set forth in the applicable prospectus supplement.

Risk factors	You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase any of our securities.

Nasdaq ticker symbols	“PBM” and “PBMWW”

PRICE RANGE OF SECURITIES AND DIVIDENDS

Price Range of Securities

Our Common Shares and Public Warrants each trade on the Nasdaq Capital Market under the symbols “PBM,” and “PBMWW,” respectively.

The Nasdaq official closing price of our Common Shares and Public Warrants as reported by Nasdaq on February 28, 2025, was $1.24 and $0.0221, respectively.

Dividends

Psyence has not paid any cash dividends on its shares to date and does not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenue and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

CAPITALIZATION

The following table sets forth our cash and equivalents and capitalization as of September 30, 2024:

●	on an actual basis;

●	on a pro-forma basis, giving effect to the issuance of (a) 1,557,035 Common Shares for aggregate gross proceeds of $4,786,568 from October 2024 to December 2024 pursuant to an equity line of credit and (b) 1,000,000 Common Shares for aggregate gross proceeds of $2,000,000 in December 2024 pursuant to a private placement.

	Actual	Pro-Forma
	(unaudited)	(unaudited)
Cash and cash equivalents	1,932,519	6,810,731
Stockholders’ equity
Share Capital (611,122 issued and outstanding as of September 30, 2024; 4,527,128 issued and outstanding pro-forma)	52,940,688	61,258,586
Accumulated Deficit	(54,498,339)	(56,359,376)
Warrant Reserve	42,528	1,559,712
Reserves	260,017	703,286
Total stockholder’s equity	(1,255,016)	7,162,208
Total capitalization	(1,255,016)	7,162,208

DILUTION

We are registering for resale up to 13,810,319 Common Shares, consisting of (i) 11,563,187 issued and outstanding Common Shares, (ii) 2,247,132 Common Shares issuable upon exercise of outstanding warrants and (iii) 7,600 Warrants to purchase Common Shares. Sales of substantial amounts of Common Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Shares and the market value of our other securities. We cannot predict if and when the Selling Securityholders may sell such Common Shares in the public markets. Furthermore, in the future, we may issue up to $75,000,000 in additional Common Shares or other equity or debt securities convertible into Common Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following information about these risks and those risks set forth in the “Risk Factors” section in our Annual Report on Form 20-F for the year ended March 31, 2024 filed with the SEC on July 29, 2024, together with the other information appearing elsewhere or incorporated by reference in this prospectus, including our financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. The occurrence of any of the following risks could have a material adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our securities.

Risks Related to Our Business and Industry

We are a clinical-stage biotechnology company and have incurred significant losses since our inception. We anticipate that we will incur significant losses for the foreseeable future.

Investment in biotechnology product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate effectiveness or an acceptable safety profile, gain regulatory approval and become commercially viable. All of Psyence’s product candidates will require substantial additional capital expenditures and development time, including extensive clinical research and resources, before it would be able to apply for and then receive marketing authorization and begin generating revenue from product sales.

Since its inception, Psyence has invested most of its resources in establishing strategic partnerships, securing intellectual property licensing rights, advancing its clinical trial program, raising capital, building its management team and providing general and administrative support for these operations. Psyence has incurred losses in each year since its inception and expects to incur significant losses for the foreseeable future. Psyence’s net loss for the years ended March 31, 2023 and March 31, 2024 was $3.12 million and $50.96 million, respectively. The March 31, 2024 net loss was driven by the deemed listing expense of $41.48 million which consisted of a deemed consideration amount of $37.3 million for the 103,929 shares issued to NCAC shareholders at a fair value of $359.25 per share and $4.1 million for the net liabilities acquired. To date, no products have been approved for commercial sale and Psyence has not generated any revenue. Psyence has financed operations solely through the sale of equity securities and convertible debt financings. Psyence continues to incur significant research and development and other expenses related to ongoing operations and expects to incur losses for the foreseeable future.

Due to the numerous risks and uncertainties associated with the development of its product candidates, Psyence is unable to predict the timing or amount of its expenses, or when it will be able to generate any meaningful revenue or achieve or maintain profitability, if ever. In addition, its expenses could increase beyond current expectations if Psyence is required by the Therapeutic Goods Administration in Australia (“TGA”), the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), Medicines and Healthcare products Regulatory Agency in the UK (“MHRA”), or other comparable foreign regulatory authorities, to perform preclinical studies or clinical trials in addition to those that Psyence currently anticipates, or if there are any delays in any of Psyence’s or its future collaborators’ clinical trials or the development of the existing product candidates and any other product candidates that Psyence may identify. Even if Psyence’s existing product candidates or any future product candidates that Psyence may identify are approved for commercial sale, Psyence anticipates incurring significant costs associated with commercializing any approved product and ongoing compliance efforts.

The Company will require substantial additional funding to achieve its business goals, and if it is unable to obtain this funding when needed and on acceptable terms, it could be forced to delay, limit or terminate its product development efforts.

Psyence’s clinical trial and product development pipeline currently consists of an approved Phase IIb Study in Australia. We have also obtained approval from the MHRA to conduct a Phase IIa study in the UK, which was not initiated due to certain cost-effective incentives provided by Australia. Once the Phase IIb Study in Australia is completed, a Phase III pivotal study program will begin, of which the size and number of trials will depend on the results of the Phase IIb Study, the advice given to Psyence from the regulatory authorities and whether the FDA will assess the program as being fast-tracked or eligible as a breakthrough therapy. If the assessment is the latter, the Phase III program could be smaller than anticipated and less than the usual required two pivotal studies to support market authorization.

Psyence intends to submit the NDA requesting assessment via the 505(b)(2) pathway. A 505(b)(2) application is an NDA that contains full reports of investigations of safety and effectiveness, where at least some of the information required for approval comes from studies not conducted by or for the applicant, and for which the applicant has not obtained a right of reference or use, including, for example, the agency’s finding of safety and/or effectiveness for a listed drug or published literature. This could potentially allow for a shorter development program along with less data that is developed by Psyence, as compared to a regular NDA submission. Despite the usage of psilocybin for decades, there have been relatively few studies pertaining to psilocybin products due to the ban on the research into psychedelics. However, recently, academic institutions have been allowed to conduct such studies.

Conducting clinical trials and developing biopharmaceutical products is expensive and time consuming, and we expect to require substantial additional capital to conduct research, preclinical studies and clinical trials for the current and future trials, seek regulatory approvals for our product candidates and launch and commercialize any products for which Psyence may receive regulatory approval, including building our own commercial sales, marketing and distribution organization. Our management and strategic decision makers have not made decisions regarding the future allocation of certain resources among Psyence’s pipeline of trials, but continue to evaluate the needs and opportunities with respect to each of these trials routinely and on a case-by-case basis. Because the outcome of any preclinical or clinical development and regulatory approval process is highly uncertain (including the size and quantum of the Phase III registrational program), Psyence cannot reasonably estimate the actual amounts necessary to successfully complete the development, regulatory approval process and potential commercialization of its product candidates and any future product candidates it may identify.

Psyence expects that the existing available cash will be sufficient to fund operations beyond 12 months from the date of this filing. However, Psyence’s operating plan may change as a result of many factors currently unknown, and Psyence may need to seek additional funds sooner than planned, through public or private equity or debt financings, sales of assets or programs, other sources, such as strategic collaborations or license and development agreements, or a combination of these approaches. Even if Psyence believes that its funds are sufficient for its current or future operating plans, it may, subject to obtaining the necessary contractual consents, opportunistically seek additional capital if market conditions are favorable or for specific strategic considerations. Psyence’s spending will vary based on new and ongoing product development and business development activities. Any such additional fundraising efforts for Psyence may divert management from their day-to-day activities, which may adversely affect Psyence’s ability to develop and commercialize product candidates that Psyence may identify and pursue. Moreover, such financing may result in dilution to shareholders, imposition of debt covenants and repayment obligations, or other restrictions that may affect Psyence’s business. Changing circumstances, some of which may be beyond Psyence’s control, could cause Psyence to consume capital significantly faster than currently anticipated, and Psyence may need to seek additional funds sooner than planned. Psyence’s future funding requirements, both short-term and long-term, will depend on many factors, including, but not limited:

●	the time and cost necessary to complete ongoing and planned clinical trials;

●	the outcome, timing and cost of meeting regulatory requirements established by the TGA, FDA, the EMA, the MHRA and other comparable foreign regulatory authorities;

●	the progress, timing, scope and costs of preclinical studies, clinical trials and other related activities for ongoing and planned clinical trials, and potential future clinical trials;

●	the costs of obtaining clinical and commercial supplies of raw materials and drug products for Psyence’s product candidates, as applicable, and any other product candidates Psyence may identify and develop;

●	Psyence’s ability to successfully identify and negotiate acceptable terms for third-party supply and contract manufacturing agreements with contract manufacturing organizations (“CMOs”);

●	the costs of commercialization activities for any of Psyence’s product candidates that receive marketing approval, including the costs and timing of establishing product sales, marketing, distribution and manufacturing capabilities, or entering into strategic collaborations with third parties to leverage or access these capabilities;

●	the amount and timing of sales and other revenues from Psyence’s product candidates, if approved, including the sales price and the availability of coverage and adequate third-party reimbursement;

●	the cash requirements of developing Psyence’s programs and Psyence’s ability and willingness to finance their continued development;

●	the cash requirements of any future acquisitions or discovery of product candidates;

●	the time and cost necessary to respond to technological and market developments, including other products that may compete with one or more of Psyence’s product candidates;

●	supply chain interruptions, which could delay Psyence in the process of developing its product candidates;

●	the costs of acquiring, licensing or investing in intellectual property rights, products, product candidates and businesses;

●	the costs of maintaining, expanding and protecting Psyence’s intellectual property portfolio;

●	its ability to attract, hire and retain qualified personnel as Psyence expands research and development and establishes a commercial infrastructure; and

●	the costs of operating as a public company in the United States and maintaining a listing on Nasdaq.

Psyence cannot be certain that additional funding will be available on acceptable terms, or at all. Market volatility resulting from the COVID-19 pandemic and the related U.S. and global economic impact or other factors could also adversely impact the ability to access funds as and when needed. If adequate funds are not available to Psyence on a timely basis, Psyence may be required to delay, limit or terminate one or more research or development programs or trials or the potential commercialization of any approved products or be unable to expand operations or otherwise capitalize on business opportunities, as desired, which could materially affect Psyence’s business, prospects, financial condition and results of operations.

We will need substantial additional financing to develop our product candidates and implement our operating plans. If we fail to obtain additional financing, we may be unable to complete the development and commercialization of our product candidates.

We expect to spend a substantial amount of capital in the development and manufacturing of our product candidates, and we will need substantial additional financing to do so. In particular, we will require substantial additional financing to enable commercial production of our product candidates and initiate and complete registrational trials for multiple products in multiple regions. Further, if approved, we will require significant additional capital in order to launch and commercialize our product candidates.

As of September 30, 2024, we had USD$1,962,130 in cash and cash equivalents and restricted cash. Changing circumstances may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. We may also need to raise additional capital sooner than we currently anticipate if we choose to expand more rapidly than we presently plan. In any event, we will require additional capital for the further development and commercialization of our product candidates.

We cannot be certain that additional funding will be available on acceptable terms, or at all. We have no committed source of additional capital. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of our product candidates or other research and development initiatives. We could be required to seek collaborators for our product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available or relinquish or license on unfavorable terms our rights to our product candidates in markets where we otherwise would seek to pursue development or commercialization ourselves.

Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our securities to decline.

In addition, future changes in regulations, changes in legal status of psilocybin-containing products, more vigorous enforcement thereof or other unanticipated events could require extensive changes to Psyence’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of Psyence.

Risks Related to Ownership of Our Securities

The securities being offered in this prospectus represent a substantial percentage of the number of our outstanding Common Shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Shares to decline significantly could impair our ability to raise capital through the sale of additional equity securities.

This prospectus relates to the offer and sale from time to time by the Selling Securityholders named in this prospectus, or their permitted transferees, from time to time. The sale of Common Shares by the Selling Securityholders, or the perception that these sales could occur, could depress the market price of our Common Shares could impair our ability to raise capital through the sale of additional equity securities. A Selling Securityholder may still have an incentive to sell our Common Shares because it may still experience a positive rate of return on the securities it purchased, or was issued, due to the differences in the purchase prices it paid for our Common Shares and the public trading price of our Common Shares. While a Selling Securityholder may, on average, experience a positive rate of return based on the current market price of the Common Shares it purchased, public securityholders may not experience a similar rate of return on the Common Shares they purchased if there is such a decline in price and due to differences in the purchase prices and the current market price.

If we fail to meet applicable continued listing requirements, Nasdaq may delist our Common Shares from trading, in which case the liquidity and market price of our Common Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. On March 11, 2024, we received two letters from the Nasdaq staff, one notifying the Company that for the last 30 consecutive business days, the Company’s Market Value of Listed Securities was below the minimum of $50 million required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A), and the other notifying the Company that for the last 30 consecutive business days, the Company’s Market Value of Publicly Held Shares was below the minimum of $15 million required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(C). Additionally, on June 27, 2024, we received a notification letter from the Nasdaq staff notifying the Company that the Company’s closing bid price per share was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1). On November 20, 2024, we announced the favorable outcome of the Nasdaq Listing Qualifications Hearing that was held on October 31st, 2024. The Nasdaq Hearings Panel granted the Company an extension until December 31st, 2024, to demonstrate compliance with all Nasdaq continued listing rules. During the Company’s Nasdaq Listing Qualifications Hearing, we presented a comprehensive plan to regain and maintain compliance with Nasdaq’s continued listing requirements, including 5550(a)(2), the $1 minimum bid price requirement, 5550(a)(5), the $1.0 million minimum market value of publicly held shares requirement, and 5550(b)(1), the $2.5 million minimum stockholders’ equity requirement.

As part of its plan, we requested to be transferred from The Nasdaq Global Market to The Nasdaq Capital Market pursuant to a panel exception, effective November 15th, 2024. Furthermore, as previously announced, we obtained shareholder approval during the Annual Meeting held on November 12th, 2024, to effect a 75-for-1 share consolidation, which became effective on November 26, 2024, to satisfy Nasdaq’s $1 minimum bid price requirement. The Company expects to demonstrate compliance with all the applicable requirements for continued listing on The Nasdaq Capital Market within the extension period.

If we fail to comply with the applicable listing standards and Nasdaq delists our Common Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Common Shares;

●	reduced liquidity for our Common Shares;

●	a determination that our Common Shares are “penny stock”, which would require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Common Shares and Public Warrants are listed on Nasdaq, such securities are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Our Warrants are exercisable for Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

An aggregate of 2,247,134 Common Shares are issuable upon exercise of warrants, including 157,867 Common Shares issuable upon exercise of Public Warrants,14,266 Common shares issuable upon exercise of Private Warrants, 1 million Common Shares issuable upon exercise of Series A Warrants, 1 million Common Shares issuable upon exercise of Series B Warrants, and 75,000 Common Shares Issuable upon exercise of the Placement Agent Warrants. These Public Warrants and Private Warrants are currently exercisable at an exercise price of $862.50 per share, the Series A Warrants and Series B Warrants at $2.00 per Common Share, and the Placement Agent Warrants at $2.50 per Common Share and each contain 4.99% beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of outstanding Common Shares. To the extent such warrants are exercised, 2,247,134 additional Common Shares will be issued, representing approximately 64.7% of our current outstanding Common Shares and could result in dilution to the holders of Common Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of Common Shares. Notwithstanding the foregoing, because the Nasdaq official closing price of our Common Shares was $1.57 on January 31, 2025, the Private Warrants and Public Warrants are currently “out-of-the-money” and it is unlikely that any of the Warrants will be exercised by holders anytime in the near future.

USE OF PROCEEDS

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own accounts. We will not receive any proceeds from the resale of the securities by the Selling Securityholders, though we may receive up to $147,152,500 upon the exercise of the warrants. We may also receive an aggregate of up to $25 million in gross proceeds under the White Lion Purchase Agreement from sales of Common Shares registered under the registration statement of which this prospectus forms a part, that we may elect to make to White Lion pursuant to the White Lion Purchase Agreement, if any, from time to time in our sole discretion, during the Commitment Period. We intend to use the net proceeds from the sale of the securities in the primary offering as set forth in the applicable prospectus supplement.

The proceeds from White Lion that we receive under the White Lion Purchase Agreement, if any, are currently expected to be used for general corporate purposes, including working capital. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our Common Shares under the White Lion Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds from the sales of Common Shares, if any to White Lion under the White Lion Purchase Agreement.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own accounts.

SELLING SECURITYHOLDERS

This prospectus relates, among other things, to the resale, from time to time, by the Selling Securityholders of up to 13,810,320 Common Shares, consisting of (i) 11,563,187 issued and outstanding Common Shares, (ii) 2,247,133 Common Shares issuable upon exercise of outstanding warrants and (iii) 7,600 warrants to purchase Common Shares. Except as otherwise disclosed in this prospectus, or in the documents incorporate by reference in this prospectus, the Selling Securityholders have not had any material relationship with us within the past three years. The following table sets forth the names of the Selling Securityholders, the number of Common Shares and Warrants beneficially owned by each Selling Securityholder as of the date of this prospectus, the number of Common Shares being offered for sale by each Selling Shareholder, the number of Common Shares beneficially owned upon completion of the offering by each Selling Securityholder and the percentage beneficial ownership upon completion of the offering. The table and the other information contained under the captions “Selling Securityholders” and “Plan of Distribution” has been prepared based upon information furnished to us by or on behalf of the Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

The table below presents information regarding each Selling Securityholder and the Common Shares that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholders. The number of shares in the column “Maximum Number of Common Shares to be Offered Pursuant to this Prospectus” represents all of the Common Shares that the Selling Securityholders may offer under this prospectus. The Selling Securityholders may sell some, all or none of its shares in this offering. We do not know how long the Selling Securityholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Common Shares with respect to which a Selling Securityholder has voting and investment power and Common Shares underlying warrants held by such Selling Securityholder that are currently exercisable within sixty (60) days. The percentage of Common Shares beneficially owned by each Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 4,527,128 Common Shares outstanding on February 28, 2025 plus, for each Selling Securityholder, the number of Common Shares underlying securities they own that are being offered for sale pursuant to this prospectus, if any. The fourth column assumes the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus.

	Number of Shares of Common Shares Owned Prior to Offering			Maximum Number of Common Shares to be Offered Pursuant to	Number of Shares of Common Shares Owned After Offering
Name of Selling Securityholder	Number	Percent(1)		this Prospectus	Number(2)	Percent(1)
Aegis Lockwood Holding Inc.	866	*	%	866	-	*	%
Ananda OM LLC	16,604	*	%	16,604	-	*	%
Andrew Drake	38	*	%	38	-	*	%
Blind 1212, LLC	33,209	*	%	33,209	-	*	%
Cantor Fitzgerald & Co	5,740	*	%	5,740	-	*	%
Chris Ehrlich	400	*	%	400	-	*	%
Charles Worthman	750	*	%	750	-	*	%
Clark Huang	1,660	*	%	1,660	-	*	%
Craig Schwabe	2,531	*	%	2,531	-	*	%
Curiosum	400	*	%	400	-	*	%
Daniel Rogers	200	*	%	200	-	*	%
Donohoe Advisory Associates Llc	40	*	%	40	-	*	%
Driss Benamour	4,151	*	%	4,151	-	*	%
Ellenoff Grossman & Schole LLP	2,000	*	%	2,000	-	*	%
Emerson & Ashton	1,660	*	%	1,660	-	*	%
Evo Investment Holdings LLC	83,022	1.83%		83,022	-	*	%
FM Capital Sponsor, LLC	1,667	*	%	1,667	-	*	%
Harraden Circle Investors LP	94,495	2.09%		94,495	-	*	%
Harraden Circle Special Opportunities LP	94,494	2.09%		94,494	-	*	%
Hudson Bay Master Fund	1,212,000	28.16%		1,212,000	-	*	%
Jane Selena Shim	1,660	*	%	1,660	-	*	%
Jason Beccaris and Sally Burtle JWROS	434	*	%	434	-	*	%
John and Maria Abbott Revocable Trust	434	*	%	434	-	*	%
Johnson Danz Living Trust	1,084	*	%	1,084	-	*	%
Jurgen van Vyver	200	*	%	200	-	*	%
J.V.B. Financial Group, LLC	220	*	%	220	-	*	%
Lapus Family Trust	434	*	%	434	-	*	%
Launchpad Capital Fund I LP	1,548	*	%	1,548	-	*	%
Launchpad Capital Fund I-B LP	402	*	%	402	-	*	%
Launchpad Capital Opportunities Fund	3,034	*	%	3,034	-	*	%
Launchpad Ignition Holdings LLC	15,919	*	%	15,919	-	*	%
LWB Roth 1 LLC	2,158	*	%	2,158	-	*	%
LWB Sspac 1, LLC	6,144	*	%	6,144	-	*	%
Makan Family Trust DTD 10/10/2005	33,209	*	%	33,209	-	*	%
McDermott Will & Emery LLP	1,667	*	%	1,667	-	*	%
Michael Vasinkevich	48,094	1.05%		48,094	-	*	%
Nicole Farb	100	*	%	100	-	*	%
Noam Rubinstein	23,625	*	%	23,625	-	*	%
Olana Holdings, LLC	1,660	*	%	1,660	-	*	%
Outside The Box Capital Inc.	2,627	*	%	2,627	-	*	%
Parsec Ventures, LP	4,151	*	%	4,151	-	*	%
Psyence Group Inc.	678,722	14.99%		678,722	-	*	%
Randall-Palumbo Family Revocable Trust	4,151	*	%	4,151	-	*	%
Red Dawn Capital, LLC	66,418	1.47%		66,418	-	*	%
Reluco Financial LLC	1,084	*	%	1,084	-	*	%
Ricardo L. Elias 2017 Revocable	33,209	*	%	33,209	-	*	%
Rohit Bodas	100	*	%	100	-	*	%
Ronald and Caryn Suber Revocable	4,151	*	%	4,151	-	*	%
RNA Advisors, LLC	280	*	%	280	-	*	%
Sabby Volatility Warrant Master Fund, Ltd.	1,424,193	26.34%		1,500,000	-	*	%
Shanti Family Trust Non Exempt LLC	16,604	*	%	16,604	-	*	%
Simran Aggarawal	100	*	%	100	-	*	%
Steven C. Pierson	4,151	*	%	4,151	-	*	%
Tabula Rasa Ltd.	81,790	1.81%		81,790	-	*	%
The Griffith Family 2004 Trust	33,209	*	%	33,209	-	*	%
The Shamdasani Revocable Trust	4,151	*	%	4,151	-	*	%
White Lion Capital, LLC	-	*	%	10,233,333	-	*	%
William B. Douglas	16,605	*	%	16,605	-	*	%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Shares.

(1)	Applicable percentage ownership is based on 4,527,128 Common Shares outstanding as of February 28, 2025.
(2)	Assumes the exercise of all warrants and sale of all shares and warrant shares being offered pursuant to this prospectus, without regard to beneficial ownership limitations that may exist.

(PGI FN) The business address of Psyence Group Inc. is 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario M5H 2K1, c/o Psyence Biomedical Ltd.

(White Lion FN) In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the Common Shares that White Lion may be required to purchase under the White Lion Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the White Lion Purchase Agreement, the satisfaction of which are entirely outside of White Lion’s control, including this registration statement that includes this prospectus becoming and remaining effective. Furthermore, the purchase of Common Shares is subject to certain agreed upon maximum amount limitations set forth in the White Lion Purchase Agreement. Also, the White Lion Purchase Agreement prohibits us from issuing and selling any Common Shares to White Lion to the extent such shares, when aggregated with all other Common Shares then beneficially owned by White Lion, would cause White Lion’s beneficial ownership of our Common Shares to exceed the 4.99% Beneficial Ownership Limitation. The White Lion Purchase Agreement also prohibits us from issuing or selling our Common Shares under the White Lion Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain shareholder approval to do so, or unless the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the White Lion Purchase Agreement. The business address of White Lion is 17631 Ventura Blvd., Suite 1008, Encino, CA 91316. White Lion’s principal business is that of a private investor. Dmitriy Slobodskiy Jr., Yash Thukral, Sam Yaffa, and Nathan Yee are the managing principals of White Lion. Therefore, each of Slobodskiy Jr., Thukral, Yaffa, and Yee may be deemed to have sole voting control and investment discretion over securities beneficially owned directly by White Lion and, indirectly, by White Lion. We have been advised that White Lion is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Slobodskiy Jr., Thukral, Yaffa, and Yee as to beneficial ownership of the securities beneficially owned directly by White Lion and, indirectly, by White Lion.

(Harraden FN) Harraden Circle Investors GP, LP (“Harraden GP”) is the general partner to each of the Harraden Funds, and Harraden Circle Investors GP, LLC (“Harraden LLC”) is the general partner of Harraden GP. Harraden Circle Investments, LLC (“Harraden Adviser”) is investment manager to the Harraden Funds and other high net worth individuals. Frederick V. Fortmiller, Jr. is the managing member of each of Harraden LLC and Harraden Adviser. In such capacities, each of Harraden GP, Harraden LLC, Harraden Adviser and Mr. Fortmiller may be deemed to indirectly beneficially own the securities reported herein directly beneficially owned by Harraden Funds. The principal business address of each of the Harraden Funds, Harraden GP, Harraden LLC, Harraden Adviser and Mr. Fortmiller is 299 Park Avenue, 21st Floor, New York, NY 10171.

(Hudson Bay FN) Consists of (i) 32,000 December 2024 PIPE Issued Shares , (ii) 120,000 Common Shares issuable upon exercise of the Pre-Funded Warrants, (iii) 500,000 Common Shares issuable upon exercise of the Series A Warrants, and (iv) 500,000 Common Shares issuable upon exercise of the Series B Warrants. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(Sabby FN) Consists of (i) 129,193 Common Shares (ii) 295,000 Common Shares issuable upon exercise of Pre-Funded Warrants, (iii) 500,000 Common Shares issuable upon exercise of Series A Warrants, and (iv) 500,000 Common Shares issuable upon exercise of the Series B Warrants. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(Noam, Craig, Michael C. and Charles W. FN). Each of the Selling Securityholders is affiliated with H.C. Wainwright & Co., LLC, a registered broker dealer and has a registered address of c/o H.C. Wainwright & Co., 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The selling stockholder acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Represents a portion of the Placement Agent Warrant Shares issuable upon exercise of the Placement Agent Warrants issued to such Selling Securityholder by the Placement Agent as compensation in connection with our December 2024 PIPE Transaction. Each Placement Agent Warrant is immediately exercisable at an exercise price of $2.50 per share.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We may sell or distribute the securities described in this prospectus from time to time in one or more of the following ways:

●	To or through underwriters or dealers;

●	Directly to one or more purchasers;

●	Through agents;

●	In “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	Through a combination of any of these methods of sale; or

●	Through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:

●	The name or names of any underwriters or agents;

●	Any public offering price;

●	The proceeds from such sale;

●	Any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	Any over-allotment options under which underwriters may purchase additional securities from us;

●	Any discounts or concessions allowed or reallowed or paid to dealers; and

●	Any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

●	At a fixed price or prices, which may be changed;

●	At prices relating to prevailing market prices at the time of sale;

●	At varying prices determined at the time of sale; or

●	At negotiated prices.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending, or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers, as would be the case in the event of public warrant holders exercising their warrants in cash.

General Information

We may enter into agreements with underwriters, dealers, and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, or agents may be required to make. Underwriters, dealers, and agents may be customers of, may engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers, or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The following description of the material terms of the securities of the Company includes a summary of specified provisions of the Articles of Incorporation and amended and restated by-laws (“bylaws”) of the Company. This description is qualified by reference to the Articles of Incorporation and by-laws, copies of which are attached as exhibits to the registration statement of which this prospectus is a part and incorporated in this prospectus by reference. In this section, the terms “we,” “our” or “us” refer to the Company, and all capitalized terms used in this section are as defined in the Articles of Incorporation and bylaws, unless elsewhere defined herein.

General

The following is a summary of the rights of our Common Shares as set forth in our Articles of Incorporation and bylaws and certain related sections of the Business Corporations Act (Ontario) (the “OBCA”). This summary does not purport to be complete and is qualified in its entirety by the full text of the Articles of Incorporation.

Our authorized share capital consists of an unlimited number of Common Shares, each without par value. As of February 28, 2025 we have 4,527,128 issued and outstanding Common Shares.

The following description of our share capital and provisions of our Articles of Incorporation and bylaws are summaries of material terms and provisions and are qualified by reference to our Articles of Incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. The description of our Common Shares reflects amendments to our Articles of Incorporation and bylaws.

Common Shares

The holders of our Common Shares are entitled to one vote for each share held at any meeting of shareholders. The holders of our Common Shares are entitled to receive dividends as and when declared by our Board. In the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our Common Shares are entitled to share pro rata in the distribution of the balance of our assets. There are no preemptive, redemption, purchase or conversion rights attaching to our Common Shares. There are no sinking fund provisions applicable to our Common Shares. Our Common Shares are issued in fully registered form.

Warrants

Public Warrants

Each the Public Warrant shall entitle the registered holder thereof to purchase one whole Common Share at a price of $862.50 per share, subject to adjustment as discussed below, at any time commencing on February 24, 2024 and will expire on January 25, 2029, at 5:00 p.m., New York City time.

The Company will not be obligated to deliver any Common Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue Common Shares upon exercise of a warrant unless Common Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

The Public Warrants and the Common Shares issuable upon exercise of the Public Warrants have been registered on the Form F-4 filed in connection with the Business Combination. The Company will use its best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Common Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of US$0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of Common Shares equals or exceeds US$1,350.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of Common Shares may fall below the US$1,350.00 redemption trigger price as well as the US$862.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” This redemption feature may differ from the warrant redemption features used by other blank check companies. In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Common Shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. As an example, if we elect to call the warrants for redemption on a “cashless basis” in accordance with the redemption criteria described above and the “fair market value” is determined to be US$1,350.00 per share, then a holder of warrants for the purchase of 100 shares of our Common Shares would receive 36 shares of our Common Shares upon such exercise. The “fair market value” for these purposes may be higher or lower than the US$1,350.00 redemption trigger price and will only be determinable when we elect to send a notice of redemption to holders of the warrants. If a holder does not exercise his or her warrants within the redemption period, then he or she will be forced to accept the nominal redemption price of US$0.01 per warrant which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants. If we call our warrants for redemption and our Private Warrants and their permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Common Shares is increased by a share dividend payable in Common Shares, or by a split-up of Common Shares or other similar event, then, on the effective date of such share dividend, sub-division or similar event, the number of Common Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Common Shares. A rights offering to holders of Common Shares entitling holders to purchase Common Shares at a price less than the fair market value will be deemed a share dividend of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Common Shares on account of such Common Shares (or other shares of the Company’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Common Shares in connection with a proposed initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Shares in respect of such event.

If the number of outstanding Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Common Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Common Shares.

Whenever the number of Common Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Common Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Common Shares (other than those described above or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of outstanding Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of its Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Shares in such a transaction is payable in the form of Common Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the warrant holder.

Private Warrants

The Private Warrants were assumed by the Company upon the consummation of the Business Combination, and after the Business Combination, each warrant is exercisable for one Common Share and will expire on January 25, 2029, at 5:00 p.m., New York City time.

The Private Warrants may be exercised on a cashless basis and will not be redeemable by the Company so long as they are held by the initial holders thereof or their permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Warrants are held by holders other than the initial holders thereof or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants. If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Investor Private Warrants

On January 15, 2024, the Company issued warrants in connection with the Harraden SPA Addendum. The holders of such warrants are entitled to purchase Common Shares for cash at an exercise price of $37.50 per Warrant Share, subject to adjustment. Such warrants are exercisable at any time from the issuance date to the date that is the two year anniversary of the issuance date. Adjustments may occur if the company undergoes share dividends, splits, or fundamental transactions. The warrant can be exercised in part, and no fractional shares will be issued. Additionally, there are beneficial ownership limitations and provisions for buy-in compensation in case of a failure to deliver shares. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. The foregoing description of such warrants is qualified in its entirety by the full text of the warrants, which is attached as Exhibit 4.3 to this registration statement of which this prospectus is a part, and is incorporated herein by reference.

Series A Warrants

On December 27, 2024, in connection with the closing of the PIPE Transaction, the Company issued the Series A Warrants to purchase up to 1,000,000 Common Shares at an exercise price of $2.00 per share to certain of the Selling Securityholders. Such warrants are exercisable at any time from the issuance date to the date that is the five year anniversary of the issuance date. Adjustments may occur if the Company undergoes share dividends, splits, or fundamental transactions. The warrant can be exercised in part, and no fractional shares will be issued. Additionally, there are beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of Common Shares outstanding. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The foregoing description of the Series A Warrants is qualified in its entirety by the full text of the warrants, which is attached as Exhibit 4.5 to this registration statement of which this prospectus is a part, and is incorporated herein by reference.

Series B Warrants

On December 27, 2024, in connection with the closing of the PIPE Transaction, the Company issued the Series B Warrants to purchase up to 1,000,000 Common Shares at an exercise price of $2.00 per share to certain of the Selling Securityholders. Such warrants are exercisable at any time from the issuance date to the date that is the two year anniversary of the issuance date. Adjustments may occur if the Company undergoes share dividends, splits, or fundamental transactions. The warrant can be exercised in part, and no fractional shares will be issued. Additionally, there are beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of Common Shares outstanding. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The foregoing description of the Series B Warrants is qualified in its entirety by the full text of the warrants, which is attached as Exhibit 4.6 to this registration statement of which this prospectus is a part, and is incorporated herein by reference.

Placement Agent Warrants

On December 27, 2024, in connection with the closing of the PIPE Transaction, the Company issued the Placement Agent Warrants to purchase up to 75,000 Common Shares at an exercise price of $2.50 per share to the Placement Agent or its designees. Such warrants are exercisable at any time from the issuance date to the date that is the five year anniversary of the issuance date. Adjustments may occur if the company undergoes share dividends, splits, or fundamental transactions. The warrant can be exercised in part, and no fractional shares will be issued. Additionally, there are beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of Common Shares outstanding. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The foregoing description of the Placement Agent Warrants is qualified in its entirety by the full text of the warrants, which is attached as Exhibit 4.7 to this registration statement of which this prospectus is a part, and is incorporated herein by reference.

Pre-Funded Warrants

On December 27, 2024, in connection with the closing of the PIPE Transaction, the Company issued Pre-Funded Warrants to purchase up to 620,000 Common Shares at an exercise price of $0.0001 per share to certain of the Selling Securityholders. Such warrants are exercisable at any time from the issuance date. Adjustments may occur if the Company undergoes share dividends, splits, or fundamental transactions. The warrant can be exercised in part, and no fractional shares will be issued. Additionally, there are beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of Common Shares outstanding. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The foregoing description of the Pre-Funded Warrants is qualified in its entirety by the full text of the warrants, which is attached as Exhibit 4.4 to this registration statement of which this prospectus is a part, and is incorporated herein by reference.

DESCRIPTION OF OUR PREFERRED SHARES

Our board of directors has the authority, without action by our shareholders, to issue preferred shares in one or more series out of our authorized but unissued share capital. Our board of directors may establish the number of shares to be included in each such series and may set the designations, preferences, powers, and other rights of the shares of a series of preferred shares.

Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption, voting, or other rights that could adversely affect the voting power or other rights of the holders of Common Shares. The preferred shares could be utilized as a method of discouraging, delaying, or preventing a change in control of MicroCloud Hologram Inc. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities that may or may not be converted into our Common Shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached to or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance on Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus are subject to and qualified in their entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities;

●	The amount or amounts of the debt securities to be issued and the interest rate;

●	The conversion price at which the debt securities may be converted;

●	The date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	If applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	If applicable, a discussion of material U.S. federal income tax considerations;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the indenture agent, if any;

●	The procedures and conditions relating to the conversion of the debt securities; and

●	Any other terms of the debt securities, including terms, procedures, and limitations relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

We may also issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Common Shares or preferred shares will not have any rights of holders of Common Shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the Common Shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached to or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus are subject to and qualified in their entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	The title of the warrants;

●	The total number of warrants;

●	The price or prices at which the warrants will be issued;

●	The price or prices at which the warrants may be exercised;

●	The currency or currencies that investors may use to pay for the warrants;

●	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	Whether the warrants will be issued in registered form or bearer form;

●	Information with respect to book-entry procedures, if any;

●	If applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	If applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	If applicable, a discussion of material U.S. federal income tax considerations;

●	If applicable, the terms of redemption of the warrants;

●	The identity of the warrant agent, if any;

●	The procedures and conditions relating to the exercise of the warrants; and

●	Any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

We may also issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Common Shares or preferred shares will not have any rights of holders of Common Shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the Common Shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, but not limited to, the following:

●	The date of determining the security holders entitled to the rights distribution;

●	The aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	The exercise price;

●	The conditions to completion of the rights offering;

●	The date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	Any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Common Shares, preferred shares, debt securities, or warrants, or any combination thereof. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference, or free writing prospectus are subject to and qualified in their entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Preferred Shares,” “Description of Debt Securities,” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Common Shares by a U.S. Holder, as defined below, that acquires our Common Shares in this offering and holds our Common Shares as “capital assets” (generally, property held for investment) under the Code. This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their Common Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), investors that are subject to the applicable financial statement accounting rules under Section 451 of the Code, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Common Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Common Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Common Shares are urged to consult their tax advisors regarding an investment in our Common Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Common Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Common Shares.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the Common Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Common Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Common Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Common Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Common Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Common Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Common Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, the value of our assets must be determined based on the market value of our Common Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of our cash and other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Common Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Common Shares and the amount of our cash and other assets held for the production of passive income. Accordingly, fluctuations in the market price of the Common Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC. As stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Common Shares from time to time) that may not be within our control, and no opinion of counsel has or will be provided regarding our classification as a PFIC. If we are a PFIC for any year during which you hold Common Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Common Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Common Shares.

If we are a PFIC for your taxable year(s) during which you hold Common Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Common Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Common Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Common Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Common Shares cannot be treated as capital, even if you hold the Common Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) Common Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Common Shares as of the close of such taxable year over your adjusted basis in such Common Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Common Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Common Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Common Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Common Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Common Shares. Your basis in the Common Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Common Shares under their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Common Shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Common Shares, including regarding distributions received on the Common Shares and any gain realized on the disposition of the Common Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Common Shares, then such Common Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Common Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Common Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Common Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Common Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Common Shares and proceeds from the sale, exchange or redemption of our Common Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Common Shares.

MATERIAL CANADIAN TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), as of the date hereof, that are generally applicable to an investor who acquires, as beneficial owner, Common Shares from a Selling Shareholder pursuant to this statement and who, at all relevant times, for the purposes of the Tax Act and any applicable tax treaty or convention: (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s length with each of the Company and the Selling Shareholder; (iii) is not affiliated with either of the Company or the Selling Shareholder; (iv) has not entered into, with respect to the Common Shares, a “derivative forward agreement” or “dividend rental arrangement” each as defined in the Tax Act; (v) does not have a “permanent establishment” or “fixed base” in Canada; and (vi) does not use or hold, and is not deemed to use or hold, the Common Shares in connection with, or in the course of carrying on, a business in Canada (each a “Non-Canadian Holder”).

Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Canadian Holders should consult their own tax advisors.

This summary does not address any income tax considerations relevant to the acquisition, holding, disposition or conversion of First Tranche Notes into Common Shares or the payment of any amount of principal or interest on First Tranche Notes. This summary also does not address any income tax considerations that may arise as a result of a Non-Canadian Holder being an employee of the Company or its affiliates. All such persons should consult their own tax advisors with respect to the Canadian federal income tax consequences to them, which may differ materially from the discussion provided in this summary.

This summary is based upon the current provisions of the Tax Act and the Canada-United States Tax Convention (1980) in force as of the date hereof and an understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency (“CRA”) prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act and the Canada-United States Tax Convention (1980) publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative policies, whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may be different from those discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder. Accordingly, Non-Canadian Holders should consult their own tax advisors with respect to their particular circumstances.

Currency

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares must be expressed in Canadian dollars. Amounts denominated in another currency must be converted into Canadian dollars using the exchange rate quoted by the Bank of Canada on the date such amounts first arose, or such other rate of exchange as is acceptable to the CRA.

Adjusted cost base of Common Shares

The adjusted cost base of a Common Share to a Non-Canadian Holder will generally include all amounts paid by the Non-Canadian Holder for the Common Share. When Common Shares are acquired by a Non-Canadian Holder who already owns Common Shares, the cost of newly acquired Common Shares will generally be averaged with the adjusted cost base of all Common Shares held by the Non-Canadian Holder as capital property immediately prior to the acquisition for the purpose of determining the Non-Canadian Holder’s adjusted cost base of each Common Share held by such Non-Canadian Holder.

Dividends

Dividends paid or credited, or deemed to be paid or credited, on Common Shares to a Non-Canadian Holder generally will be subject to Canadian withholding tax. Under the Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate may be subject to reduction under the provisions of an applicable income tax treaty. For example, a Non-Canadian Holder who is resident in the United States for the purposes of the Canada-United States Tax Convention (1980), fully entitled to the benefits of such convention and the beneficial owner of the dividends, will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends.

Disposition of Common Shares

A Non-Canadian Holder who disposes or is deemed to dispose of a Common Share in a taxation year will not be subject to tax in Canada, unless the Common Share is, or is deemed to be, “taxable Canadian property” to the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty between Canada and the country in which the Non-Canadian Holder is resident.

Provided the Common Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the Nasdaq), at the time of disposition, the Common Shares generally will not constitute taxable Canadian property of a Non-Canadian Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (i) one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource property”(as defined in the Tax Act), (c) “timber resource property”(as defined in the Tax Act), or (d) an option in respect of, an interest in, or for civil law rights in, property described in any of (a) through (c), whether or not such property exists.

Non-Resident Holders who dispose of Common Shares that are taxable Canadian property should consult their own tax advisors with respect to the requirement to file a Canadian income tax return in respect of the disposition in their particular circumstances.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC registration fee	$11,500
Legal fees and expenses	70,000
Accounting fees and expenses	5,000
Printing fees	10,000
Miscellaneous expenses	5,000
Total	101,500

LEGAL MATTERS

The validity of the Common Shares offered by this prospectus and certain other Canadian legal matters will be passed upon by WeirFoulds LLP. Edelman Legal Advisory PLLC, has passed upon the validity of the securities offered by this prospectus with respect to the warrants and debt securities under U.S. federal securities law and New York law.

EXPERTS

The consolidated financial statements of Psyence Biomedical Ltd. for the years ended March 31, 2024 and 2023 included in this prospectus have been audited by MNP LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended March 31, 2024 and 2023 are included in our Annual Report on Form 20-F for the year ended March 31, 2024, filed on July 29, 2024, which are incorporated by reference into this prospectus, as updated by the financial statements for the fiscal years ended March 31, 2024 and 2023 filed as Exhibit 99.3 to the Current Report on Form 6-K filed by the Company with the SEC on January 23, 2025 which are incorporated by reference into this prospectus. In addition, our Unaudited Condensed Consolidated Financial Statements for the Three and Six Months ended September 30, 2024 and 2023, filed by the Company as Exhibit 99.1 to the Current Report on Form 6-K filed on January 23, 2025, is also incorporated by reference into this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Psyence has filed with the SEC a registration statement on Form F-1 and F-4, as the case may be, under the Securities Act with respect to the securities being sold by the Selling Securityholders. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We also file periodic reports and other information with the SEC. These reports and other information will be available at the website of the SEC at www.sec.gov. We also maintain a website at www.psyencebiomed.com, by which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information that is contained on, or that may be accessed through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our annual report on Form 20-F for the year ended March 31, 2024 filed with the SEC on July 29, 2024 (the “20-F”);

●	our Current Reports on Form 6-K filed with the SEC on August 20, 2024, September 5, 2024, September 20, 2024 (other than the Press Release attached thereto as Exhibit 99.2), October 8, 2024, October 23, 2024, November 22, 2024 (other than the press releases and Investor Presentation attached thereto as Exhibits 99.1, 99.2 and 99.3), December 4, 2024, December 4, 2024, December 19, 2024 (other than the press release attached thereto as Exhibit 99.1), December 31, 2024 (other than the press releases filed as Exhibits 99.1 and 99.2 attached thereto), and January 23, 2025 (including the Company’s Unaudited Condensed Consolidated Financial Statements for the Three and Six Months Ended September 30, 2024 and 2023, the relevant Management Discussion and Analysis and the Update Audited Consolidated Financial Statements for the Years Ended March 31, 2024 and 2023 filed as exhibits 99.1, 99.2 and 99.3, respectively); and

●	the description of our Common Shares contained in Exhibit 2.3 to our 2024 20-F, including any further amendment or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Psyence Biomedical Ltd.

121 Richmond Street West

Penthouse Suite 1300

Toronto, Ontario M5H 2K1

Attn: General Counsel

The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2025

PROSPECTUS

Psyence Biomedical Ltd.

Up to $2,591,260

Common Shares

We have entered into an At The Market Offering Agreement, or the “ATM Agreement,” with H.C. Wainwright & Co., LLC, or “HCW” acting as sales agent, dated March 4, 2025, relating to the sale of our common shares, no par value (the “Common Shares”), offered by this prospectus. In accordance with the terms of the ATM Agreement, under this prospectus, we may offer and sell our Common Shares having an aggregate offering price of up to $2,591,260 from time to time through HCW.

We are subject to the offering limits in General Instruction I.B.5 of Form F-3. As of March 4, 2025, the aggregate market value of our Common Shares held by non-affiliates, or public float, calculated for purposes of General Instruction I.B.5 of Form F-3 is $7,773,780, which was calculated based on 3,848,406 Common Shares outstanding held by non-affiliates and a price of $2.02 per Common Share, the closing price of our Common Shares on January 3, 2025, which is the highest closing sale price of our Common Shares on the Nasdaq Capital Market within the prior 60 days. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to, and including, the date of this prospectus. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in public primary offerings on Form F-3 with a value exceeding one-third of our public float (as defined by General Instruction I.B.5) in any 12-calendar month period so long as our public float remains below $75.0 million.

As a result of the limitations on the maximum amount of shares that we are eligible to offer and sell under General Instruction I.B.5 of Form F-3, we may currently only offer and sell our Common Shares having an aggregate offering price of up to $2,591,260 pursuant to the ATM Agreement. If our public float increases such that we may sell additional amounts under the ATM Agreement and the registration statement of which this prospectus is a part, we will file a prospectus supplement prior to making additional sales. In the event that our public float increases above $75.0 million, we will no longer be subject to the limits in General Instruction I.B.5 of Form F-3.

Our Common Shares trade on the Nasdaq Capital Market under the symbol “PBM,” and certain of our warrants (the “Public Warrants”) trade on the Nasdaq Capital Market under the symbol “PBMWW.” On February 28, 2025, the last reported sale price of our Common Shares was $1.24 per share and the last reported sale price of our Public Warrants was $0.0221 per Public Warrant.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Sales of our Common Shares, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. HCW is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the Common Shares requested to be sold by us, on mutually agreed terms between HCW and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to HCW for sales of Common Shares sold pursuant to the ATM Agreement will equal 3.0% of the gross proceeds of any Common Shares sold under the ATM Agreement. In connection with the sale of the Common Shares on our behalf, HCW may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of HCW may be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-8 for additional information regarding the compensation to be paid to HCW. We have also agreed to provide indemnification and contribution to HCW with respect to certain liabilities, including liabilities under the Securities Act.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-3 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is     , 2025.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our Common Shares having an aggregate offering price of up to $2,591,260 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

We have not, and HCW has not, authorized anyone to provide you with information other than that contained, or incorporated by reference, in this prospectus and any prospectus supplement and your reliance on any unauthorized information or representation is at your own risk. We are not, and HCW is not, making an offer to sell or soliciting any offer to buy our Common Shares in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the accompanying base prospectus, the documents incorporated by reference herein and therein and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

Before buying any of the Common Shares we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, Common Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Common Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Psyence,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Psyence Biomedical Ltd. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the Common Shares being offered and sold pursuant to this prospectus.

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus (as supplemented or amended) carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, which are incorporated by reference herein, before making an investment decision.

Business

Overview

We are a life science biotechnology company that, through our operating subsidiary, Biomed II, is developing natural psilocybin products for the healing of psychological trauma and its mental health consequences in the context of palliative care. We have commenced the clinical trial process to evaluate the safety and efficacy of its product candidates.

We strive to set the global standard for excellence and consistency in drug development using nature-based psilocybin products. Psyence’s priority is developing pharmaceutical grade psilocybin to help heal psychological trauma and the diagnosable disorders that can result therefrom, including Adjustment Disorder (“AjD”), alcohol use disorder (“AUD”), other substance use disorders (“SUDs”), anxiety, depression, post-traumatic stress disorder (“PTSD”), and grief and bereavement, especially in the context of palliative care. Our focus includes therapeutic protocols for medical and scientific research including observational studies.

Our lead product candidate is PEX010, a capsule containing 25mg naturally sourced psilocybin and which is being used in our Phase IIb Study. Psyence has entered into a license agreement (the “Research IP Agreement”) with Filament Health Corp., a Canadian company that produces natural psilocybin capsules and the proprietary owner of PEX010 (“Filament”), for the licensing of PEX010 with respect to Psyence’s designated fields of use: anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Corporate Information

Psyence’s headquarters address is 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, M5H 2K1, Canada. The Company has an operational office in South Africa at Unit A210 The Old Biscuit Mill, 373-375 Albert Road, Woodstock, Cape Town, 7925. The Company was incorporated on June 29, 2023. Our website address is www.psyencebiomed.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

THE OFFERING

Common Shares offered by us	Common Shares having an aggregate offering price of up to $2,591,260.

Common Shares outstanding following this offering(1)	Up to 6,616,853 Common Shares, assuming 2,089,725 Common Shares are sold in this offering at an offering price of $1.24 per share, which was the last reported sale price of our Common Shares on the Nasdaq Capital Market on February 28, 2025. The actual number of Common Shares issued will vary depending on how many Common Shares we choose to sell and the prices at which such sales occur.

Plan of Distribution	Sales of our Common Shares, if any, under this prospectus will be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made directly on or through the Nasdaq Capital Market, or any other existing trading market in the United States for our Common Shares. HCW is not required to sell any specific number or dollar amount of shares, but will act as our sales agent and use commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the Common Shares requested to be sold by us on mutually agreed terms between HCW and us. See the section titled “Plan of Distribution” on page S-8 of this prospectus.

Use of Proceeds	We intend to use the net proceeds of this offering for working capital and other general corporate purposes. See the section titled “Use of Proceeds” on page S-6 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page S-3 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“PBM”

(1)	The number of Common Shares to be outstanding following this offering as shown above is based on 4,527,128 Common Shares outstanding as of February 28, 2025, and excludes 2,247,132 Common Shares issuable upon the exercise of warrants outstanding as of February 28, 2025, having a weighted average exercise price of $55.26 per share, and an aggregate of 108,670 Common Shares reserved for issuance under our equity incentive plans as of February 28, 2025.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following information about these risks and those risks set forth in the “Risk Factors” section in our Annual Report on Form 20-F for the year ended March 31, 2024 filed with the SEC on July 29, 2024, together with the other information appearing elsewhere or incorporated by reference in this prospectus, including our financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. The occurrence of any of the following risks could have a material adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our securities.

Risks Relating our Common Shares and this Offering

Purchasers in this offering will experience immediate and substantial dilution in the pro forma net tangible book value per Common Share purchased.

The price per Common Share in this offering may be significantly higher than the net tangible book value per share of our outstanding Common Shares prior to this offering. As a result, investors purchasing our Common Shares in this offering will experience immediate and substantial dilution in the net tangible book value of their investment. Based on an assumed offering price of $1.24 per share, which was the last reported sale price of our Common Shares on the Nasdaq Capital Market on February 28, 2025, and assuming we sell the entire amount offered pursuant to this prospectus and the accompanying prospectus, if you purchase Common Shares in this offering, you will suffer immediate and substantial dilution of approximately $0.42 per share in the pro forma as adjusted net tangible book value of the Common Shares. For a more detailed discussion, see the section titled “Dilution” below.

Future issuances of securities may result in additional dilution.

In addition to the dilution investors will experience in this offering, our existing stockholders may experience further dilution if we issue additional Common Shares or securities convertible or exchangeable for our Common Shares in the future. This could occur through the exercise of outstanding stock options or warrants, or if we undertake future equity financings to raise additional capital. Any such issuances may dilute the ownership interests of our existing stockholders, and the new securities may have rights, preferences, or privileges senior to those of the Common Shares issued in this offering.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our Common Shares.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. We expect to use the proceeds from this offering for working capital and other general corporate purposes, which may include funding commercialization efforts and research and development activities. If we do not invest or apply the proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The trading price of our Common Shares has been volatile and may be volatile in the future.

The trading price of our Common Shares could fluctuate significantly, as it has in the past, and you may not be able to resell your shares at or above the purchase price. We cannot assure you that the trading price of our Common Shares will not fluctuate or decline significantly in the future. The trading price for our Common Shares may be affected by a number of factors, including:

●	our ability to accomplish clinical, regulatory and other drug development milestones;

●	the ability of our product candidates to achieve market success;

●	the performance of third-party manufacturers and suppliers;

●	sales of Common Shares or other securities by us or our stockholders in the future;

●	trading volume of our Common Shares;

●	investor perceptions about us and our industry;

●	public reaction to our press releases, other public announcements and SEC and other filings;

●	the failure of analysts to cover us, or changes in analysts’ estimates or recommendations;

●	the failure by us to meet analysts’ projections or guidance;

●	the denial or delay of regulatory approvals of our product candidates or receipt of regulatory approval of competing products; and

●	other risk factors described elsewhere in our public filings.

In addition, the stock markets in general, and the markets for biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our Common Shares. In the past, when the trading price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

Future sales or issuances of our Common Shares in the public markets, or the perception of such sales, could depress the trading price of our Common Shares.

The sale of a substantial number of Common Shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Common Shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Common Shares at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of Common Shares or other equity-related securities would have on the market price of our Common Shares.

The actual number of shares we will issue under the ATM Agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to HCW at any time throughout the term of the ATM Agreement. The number of shares that are sold by HCW after delivering a placement notice will fluctuate based on the market price and trading volume of our Common Shares during the sales period and limits we set. Because the price per share of each share sold will fluctuate based on the market price of our Common Shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued, the price per share or the gross proceeds to be raised in connection with those sales.

The Common Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Because we do not intend to declare cash dividends on our Common Shares in the foreseeable future, shareholders must rely on appreciation of the value of our common Shares for any return on their investment.

 As stated above, we have never declared or paid cash dividends on our Common Shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our common Shares, if any, will provide a return to investors in this offering for the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein and any prospectus supplement that we have authorized for use in connection with this offering contain forward-looking statements and information within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements regarding our future results of operations and financial position, business strategy, prospective products and product candidates, their expected performance and impact on healthcare costs, marketing clearance from the U.S. Food and Drug Administration, or the FDA, regulatory clearance, reimbursement for our product candidates, research and development costs, timing of regulatory filings, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “forecast,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. All such forward-looking statements involve significant risks and uncertainties, including, but not limited to, statements regarding:

●	the ability of Psyence Biomedical to realize the benefits expected from the Business Combination and to maintain the listing of the Common Shares or the Warrants on Nasdaq;

●	volatility in the price of the securities of the Company due to a variety of factors, including the issuance and sale of Common Shares pursuant to the White Lion Purchase Agreement, changes in the competitive and highly regulated industries in which the Company operates, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the Company’s capital structure;

●	Psyence Biomedical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	factors relating to the business, operations and financial performance of the Company, including, but not limited to:

o	the Company’s ability to achieve successful clinical results;

o	the Company currently has no products approved for commercial sale;

o	the Company’s ability to obtain regulatory approval for its product candidates, and any related restrictions or limitations of any approved products;

o	the Company’s ability to obtain licensing of third-party intellectual property rights for future discovery and development of the Company’s product candidates;

o	the Company’s ability to commercialize product candidates and achieve market acceptance of such product candidates;

o	the Company’s success is dependent on product candidates which it licenses from third parties;

o	the Company’s success is dependent on the supply of materials necessary to perform its clinical trials; and

o	the ability to respond to general economic conditions;

●	the Company has incurred significant losses since inception, and it expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

●	the Company requires substantial additional capital to finance its operations, and if it is unable to raise such capital when needed or on acceptable terms, it may be forced to delay, reduce, and/or eliminate one or more of its development programs or future commercialization efforts;

●	the Company’s ability to develop and maintain effective internal controls;

●	assumptions regarding interest rates and inflation;

●	competition and competitive pressures from other companies worldwide in the industries in which the Company operates; and

●	litigation and the ability to adequately protect the Company’s intellectual property rights.

The foregoing list of factors is not exhaustive. Forward-looking statements are not guarantees of future performance. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Reports on Form 20-F, Current Reports on Form 6-K and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements in this document represent the views of the Company as of the date of this document. Subsequent events and developments may cause that view to change. Readers are cautioned not to put undue reliance on forward-looking statements, and all forward-looking statements in this document are qualified by these cautionary statements. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations. The inclusion of any statement in this document does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

You should read this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein and prospectus supplements that we have authorized for use in this offering with the understanding that our actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We may issue and sell Common Shares having aggregate sales proceeds of up to $2,591,260 from time to time under this prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds, if any, from this offering for working capital and other general corporate purposes, which may include funding commercialization efforts and research and development activities.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

CAPITALIZATION

The following table sets forth our cash and equivalents and capitalization as of September 30, 2024:

●	on an actual basis;

●	on a pro-forma basis, giving effect to the issuance of (a) 1,557,035 Common Shares for aggregate gross proceeds of $4,786,568 from October 2024 to December 2024 pursuant to an equity line of credit and (b) 1,000,000 Common Shares for aggregate gross proceeds of $2,000,000 in December 2024 pursuant to a private placement; and

●	on a pro-forma as adjusted basis, giving further effect to the sale of our Common Shares in this offering in the aggregate amount of $2,591,260 at an assumed offering price of $1.24 per share, the last reported sale price of our Common Shares on the Nasdaq Capital Market on February 28, 2025, and after deducting commissions and estimated offering expenses payable by us.

	Actual	Pro-Forma	Pro-Forma as adjusted
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	1,932,519	6,810,731	9,274,253
Stockholders’ equity
Share Capital (611,122 issued and outstanding as of September 30, 2024; 6,616,853 issued and outstanding pro-forma as adjusted)	52,940,688	61,258,586	63,722,108
Accumulated Deficit	(54,498,339)	(56,359,376)	(56,359,376)
Warrant Reserve	42,528	1,559,712	1,559,712
Reserves	260,017	703,286	703,286
Total stockholder’s equity	(1,255,016)	7,162,208	9,625,730
Total capitalization	(1,255,016)	7,162,208	9,625,730

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per Common Share after this offering.

As of September 30, 2024, we had a net tangible book value of approximately $(1,255,106), or approximately $(2.05) per Common Share, based upon 611,122 shares outstanding. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Common Shares outstanding at September 30, 2024.

After giving effect to the issuance of (a) 1,557,035 Common Shares for aggregate gross proceeds of $4,786,568 from October 2024 to December 2024 pursuant to an equity line of credit and (b) 1,000,000 Common Shares for aggregate gross proceeds of $2,000,000 in December 2024 pursuant to a private placement, our pro forma net tangible book value as of September 30, 2024, would have been approximately $7,162,208, or approximately $1.58 per Common Share.

After giving further effect to the sale of our Common Shares in the aggregate amount of $2,591,260 at an assumed offering price of $1.24 per share, the last reported sale price of our Common Shares on the Nasdaq Capital Market on February 28, 2025, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $9,625,730, or approximately $1.66 per Common Share. This represents an immediate increase in net tangible book value of $0.07 per share to our existing shareholders and an immediate dilution of $0.42 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis.

Assumed public offering price per share		$1.24
Net tangible book value per share as of September 30, 2024	$(2.05)
Increase in net tangible book value per share attributable to pro forma events	$3.63

Pro forma net tangible book value per share as of September 30, 2024	$1.58
Increase in net tangible book value per share attributable to the offering	$0.07

Pro forma as adjusted net tangible book value per share as of September 30, 2024, after giving effect to the offering		$1.66

Dilution per share to new investors participating in the offering		$0.42

The above discussion and table are based on 611,122 Common Shares outstanding as of September 30, 2024, excluding 172,132 warrants to purchase Common Shares outstanding as of such date with a weighted average exercise price of $830.55 per share.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with HCW under which we may issue and sell our Common Shares from time to time having an aggregate gross sales price of up to the amount set forth on the cover page of this prospectus, as supplemented from time to time, through or to HCW acting as sales agent or principal.

Upon delivery of a placement notice and subject to the terms and conditions of the ATM Agreement, HCW may offer and sell our Common Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, any other existing trading market of our Common Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to HCW as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We may instruct HCW not to sell Common Shares if the sales cannot be effected at or above the price designated by us from time to time. We or HCW may suspend the offering of Common Shares upon notice and subject to other conditions.

We will pay HCW commissions, in cash, for its services in acting as agent in the sale of our Common Shares. HCW will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold pursuant to the ATM Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse HCW for certain specified expenses in an amount up to $50,000, in addition to up to $5,000 per due diligence update session conducted in connection with each date the Company files its Annual Report on Form 20-F and $2,500 per due diligence update session, if any, for the three, six and nine months ended on and as of the last day of the first, second and third fiscal quarters, respectively. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to HCW under the terms of the ATM Agreement, will be approximately $101,500.

We have also granted HCW, subject to certain exceptions and FINRA Rule 5110(g)(6)(A), a right of first refusal for a period of twelve months following the date of this prospectus to act as the sole book-running manager, sole underwriter, or sole placement agent for any public offering (including ATMs) or private placement, or any other capital raising financing of equity or equity-linked securities.

Settlement for sales of Common Shares will generally occur on the first trading day following the date on which any sales are made (or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time), or on some other date that is agreed upon by us and HCW in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and HCW may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

HCW will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase Common Shares under the terms and subject to the conditions set forth in the ATM Agreement. In connection with the sale of the Common Shares on our behalf, HCW will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of HCW will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to HCW against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Common Shares pursuant to the ATM Agreement will terminate upon termination of the ATM Agreement or as otherwise permitted therein. We and HCW may each terminate the ATM Agreement at any time in accordance with the applicable provisions of the ATM Agreement.

To the extent required by Regulation M, HCW will not engage in any market making activities involving our Common Shares while the offering is ongoing under this prospectus. HCW and its affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have and may in the future receive customary fees. HCW acted as our placement agent in connection with our private offering that was consummated in December 2024, for which it received compensation.

This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information; Incorporation by Reference” below.

This prospectus in electronic format may be made available on a website maintained by HCW and HCW may distribute this prospectus electronically.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Company is governed by the laws of Canada and its principal place of business is outside the United States. Certain of the directors and officers of the Company are resident outside of the United States and certain of the Company’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Company, its directors or officers, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws. A final judgment for a liquidated sum in favor of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

LEGAL MATTERS

The validity of the Common Shares offered by this prospectus and certain other Canadian legal matters will be passed upon by WeirFoulds LLP. Edelman Legal Advisory PLLC, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Haynes and Boone, LLP, New York, New York is acting as counsel for the sales agent in connection with this offering.

EXPERTS

The consolidated financial statements of Psyence Biomedical Ltd. for the years ended March 31, 2024 and 2023 included in this prospectus have been audited by MNP LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file periodic reports and other information with the SEC. These reports and other information will be available at the website of the SEC at www.sec.gov. We also maintain a website at www.psyencebiomed.com, by which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information that is contained on, or that may be accessed through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our annual report on Form 20-F for the year ended March 31, 2024 filed with the SEC on July 29, 2024 (the “20-F”);

●	our Current Reports on Form 6-K filed with the SEC on August 20, 2024, September 5, 2024, September 20, 2024 (other than the Press Release attached thereto as Exhibit 99.2), October 8, 2024, October 23, 2024, November 22, 2024 (other than the press releases and Investor Presentation attached thereto as Exhibits 99.1, 99.2 and 99.3), December 4, 2024, December 4, 2024, December 19, 2024 (other than the press release attached thereto as Exhibit 99.1), December 31, 2024 (other than the press releases filed as Exhibits 99.1 and 99.2 attached thereto), and January 23, 2025 (including the Company’s Unaudited Condensed Consolidated Financial Statements for the Three and Six Months Ended September 30, 2024 and 2023, the relevant Management Discussion and Analysis and the Update Audited Consolidated Financial Statements for the Years Ended March 31, 2024 and 2023 filed as exhibits 99.1, 99.2 and 99.3, respectively); and

●	the description of our Common Shares contained in Exhibit 2.3 to our 2024 20-F, including any further amendment or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Psyence Biomedical Ltd.

121 Richmond Street West

Penthouse Suite 1300

Toronto, Ontario M5H 2K1

Attn: General Counsel

PSYENCE BIOMEDICAL LTD.

Up to $2,591,260 Common Shares

Prospectus

H.C. Wainwright & Co.

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Ontario Business Corporations Act (“OBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The OBCA also provides that we may also advance moneys to a director, officer or other individual for costs, charges and expenses incurred in connection with such a proceeding.

However, indemnification is prohibited under the OBCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our bylaws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Under the OBCA, we are permitted to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

Prior to the completion of the transaction we intend to enter into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify, including but not limited to the indemnity permitted under the OBCA, him or her for losses reasonably incurred by reason of being or having been a director or officer; provided that, we shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful, and in so acting was in breach of the obligations under the indemnity agreement.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.

Item 9. Exhibits

Exhibit No.	Description
2.1#	Amended and Restated Business Combination Agreement, dated as of July 31, 2023, by and among Newcourt Acquisition Corp, Newcourt SPAC Sponsor LLC, Psyence Group Inc., Psyence Biomedical Ltd., Psyence (Cayman) Merger Sub, Psyence Biomed Corp. and Psyence Biomed II Corp. (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
2.2	First Amendment to the Amended and Restated Business Combination Agreement, dated as of November 9, 2023, by and among Newcourt Acquisition Corp, Newcourt SPAC Sponsor LLC, Psyence Group Inc., Psyence Biomedical Ltd., Psyence (Cayman) Merger Sub, Psyence Biomed Corp. and Psyence Biomed II Corp. (incorporated by reference to Exhibit 2.3 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
2.3#	Securities Purchase Agreement, dated as of January 15, 2024, by and among Psyence Biomedical Ltd., Psyence Biomed II Corp. and the investors party thereto (incorporated by reference to Exhibit 10.1 to Newcourt Acquisition Corp’s Form 8-K (File No. 001-40929) filed with the SEC on January 16, 2024).
3.1	Certificate of Incorporation of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
3.2	Amended and Restated Bylaws of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
4.1	Specimen Share Certificate of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-4 (File No. 333-268525) (File No. 333-273553) filed with the SEC on November 13, 2023).
4.2	Specimen Warrant Certificate of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (File No. 333-268525) (File No. 333-273553) filed with the SEC on November 13, 2023).
4.3	Form of Common Share Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-1 (File No. 333-282468) filed with the SEC on October 2, 2024).
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
4.5	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
4.6	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
5.1	Opinion of WeirFoulds LLP*
5.2	Opinion of Edelman Legal Advisory PLLC*
10.1	Form of Guaranty (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.2	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
10.3	Sponsor Support Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
10.4	Parent Support Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
10.5†	Psyence Biomedical Ltd. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on July 29, 2024).
10.6†	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 4.9 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.7#	Research IP Agreement, by and between Psyence and Filament (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
10.8#	Commercial IP Term Sheet, by and between Psyence and Filament (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
10.9	Amendment to Engagement Letter, dated as of January 25, 2024, by and between J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division and Newcourt Acquisition Corp. (incorporated by reference to Exhibit 4.12 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).

10.10	Fee Modification Agreement, dated as of January 25, 2024, by and between Cantor Fitzgerald & Co. and Newcourt Acquisition Corp. (incorporated by reference to Exhibit 4.13 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.11	Amendment to Engagement Letter, dated as of January 25, 2024, by and between Maxim Group LLC and Psyence Group Inc. (incorporated by reference to Exhibit 4.14 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.12	Form of Registration Rights Agreement, dated as of January 25, 2024, by and among Psyence Biomedical Ltd. and the investors party thereto (incorporated by reference to Exhibit 4.15 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.13	Form of General Security Agreement, executed by Psyence Biomedical Ltd. and Psyence Biomed II Corp. (incorporated by reference to Exhibit 4.16 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.14	Form of Lock-Up Agreement, dated as of January 25, 2024, by and among Psyence Biomedical, Newcourt Acquisition Corp. and the other parties thereto (incorporated by reference to Exhibit 4.17 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.15	Form of Senior Secured Convertible Note, dated as of January 25, 2024, issued by Psyence Biomedical Ltd. to the Investors (incorporated by reference to Exhibit 4.18 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.16	Promissory Note, dated January 25, 2024, issued by Newcourt Acquisition Corp to Newcourt SPAC Sponsor LLC (incorporated by reference to Exhibit 10.3 to Newcourt Acquisition Corp’s Form 8-K (File No. 001-40929) filed with the SEC on January 31, 2024).
10.17	Form of Call Option Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Amendment No.3 to Registration Statement on Form F-1/A filed on May 10, 2024).
10.18	Warrant Exchange Agreement (incorporated by reference to Exhibit 4.26 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on July 29, 2024).
10.19	First Addendum to the License Agreement and Commercial Term Sheet, dated as of July 22, 2024, by and among the Company, Psyence Group Inc. and Filament Health Corp (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on July 24, 2024).
10.20	Common Stock Purchase Agreement, dated July 25, 2024, by and between the Company and White Lion (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on July 31, 2024).
10.21	Registration Rights Agreement, dated July 25, 2024, by and between the Company and White Lion (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on July 31, 2024).
10.22	First Addendum to the Securities Purchase Agreement and Senior Secured Convertible Notes (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form F - 1 (File No. 333 - 281644) filed with the SEC on August 19, 2024).
10.23	License Agreement, dated September 3, 2024, by and between the Company and Psyence UK Group Ltd. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on September 5, 2024).
10.24	Share Purchase and Sale Agreement, dated September 17, 2024, by and between the Company and Psyence Group Inc. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on September 20, 2024).
10.25	Debt-for-Equity Swap Agreement, effective as of September 30, 2024, by and between Psyence Biomedical Ltd. and Newcourt SPAC Sponsor, LLC (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on October 8, 2024).
10.26	Debt-for-Equity Swap Agreement, effective as of September 30, 2024, by and between Psyence Biomedical Ltd. and Psyence Group. Inc. (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on October 8, 2024).
10.27	First Addendum to Share Purchase and Sale Agreement, dated as of September 27, 2024, by and among Psyence Biomedical Ltd., Psyence Group. Inc. and Psyence Labs Ltd (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on October 8, 2024).
10.28	Termination Agreement, by and between the Company and the Signatories thereto, dated November 21, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K filed with the SEC on November 22, 2024).
10.29	First Addendum to Debt-for-Equity Swap Agreement, effective November 26, 2024, by and between Psyence Biomedical Ltd and Newcourt SPAC Sponsor, LLC and Newcourt Acquisition Corp. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 6-K filed with the SEC on December 4, 2024).

10.30	First Addendum to Debt-for-Equity Swap Agreement, effective November 26, 2024, by and between Psyence Biomedical Ltd and Psyence Group, Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 6-K filed with the SEC on December 4, 2024).
10.31	Second Addendum to Share Purchase and Sale Agreement, effective November 26, 2024, by and between Psyence Biomedical Ltd., Psyence Group, Inc., and Psyence Labs Ltd. (incorporated by reference to Exhibit 10.7 to the Current Report on Form 6-K filed with the SEC on December 4, 2024).
10.32	IP and Mutual Exclusivity Agreement, dated December 5, 2024, between the Company and Optimi Health Corp. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 19, 2024).
10.33	Quality Agreement, dated December 5, 2024 between the Company, Psyence Australia PTY Ltd., and Optimi Labs Inc. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K filed with the SEC on December 19, 2024).
10.34	Supply of Goods Agreement, dated December 5, 2024, between the Company and Optimi Health Corp. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 6-K filed with the SEC on December 19, 2024).
10.35	Form of Securities Purchase Agreement, dated December 23, 2024, by and among Psyence Biomedical Ltd. and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
10.36	Form of Registration Rights Agreement, dated December 23, 2024, by and among Psyence Biomedical Ltd. and the Holders named therein (incorporated by reference to Exhibit 10.2 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
10.37	Letter Agreement between the Company and H.C. Wainwright & Co., LLC, dated July 25, 2024 (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form F-1 (File No. 333-284444) filed with the SEC on January 24, 2025).
10.38	Amendment and Extension to the Letter Agreement between the Company and H.C. Wainwright & Co., LLC, dated December 9, 2024 (incorporated by reference to Exhibit 10.38 to the Registration Statement on Form F-1 (File No. 333-284444) filed with the SEC on January 24, 2025).
10.39	At the Market Offering Agreement between the Company and H.C. Wainwright & Co., LLC, dated March 4, 2025.*
21.1	List of Subsidiaries of Psyence (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form F-1 (File No. 333 - 276973) filed with the SEC on February 9, 2024).
23.1	Consent of MNP LLP*
23.2	Consent of WeirFoulds LLP (included as part of Exhibit 5.1)
23.3	Consent of Edelman Legal Advisory PLLC (included as part of Exhibit 5.2)
24.1	Power of Attorney (included in the signature page attached hereto)
107	Filing Fee Table*

#	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.
†	Indicates a management contract or compensation plan.
*	Filed herewith.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934that are incorporated by reference in the Form F-3.

(5)	That for purposes of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on the 4th day of March, 2025.

Psyence Biomedical Ltd.

By:	/s/ Neil Maresky
Neil Maresky
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Neil Maresky and Warwick Corden-Lloyd, each acting alone, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Neil Maresky	Chief Executive Officer and Director	March 4, 2025
Neil Maresky	(Principal Executive Officer)

/s/ Warwick Corden-Lloyd	Chief Financial Officer	March 4, 2025
Warwick Corden-Lloyd	(Principal Financial and Accounting Officer)

/s/ Jody Aufrichtig	Chairman of the Board and Strategic Business Development Officer	March 4, 2025
Jody Aufrichtig

/s/ Marc Balkin	Director	March 4, 2025
Marc Balkin

/s/ Christopher Bull	Director	March 4, 2025
Christopher (Chris) Bull

/s/ Seth Feuerstein	Director	March 4, 2025
Seth Feuerstein

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Psyence Biomedical Ltd. has signed this registration statement in the city of Newark, Delaware on the 4th day of March, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative